UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COURSERA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2024 Annual Meeting of Stockholders

When Tuesday, May 21, 2024 at 11:00 a.m., PT Location Live webcast Who can vote Holders of Coursera’s common stock at the close of business on March 22, 2024 (“Record Date”)
Dear Stockholder: You are invited to attend the 2024 Annual Meeting of Stockholders (“Annual Meeting”) of Coursera, Inc., a Delaware public benefit corporation formed pursuant to Chapter 1, Subchapter XV of the Delaware Code (“we,” “us,” “our,” “Coursera”, or the “Company”), which will be held virtually at 11:00 a.m., Pacific Time, on Tuesday, May 21, 2024 at www.virtualshareholdermeeting.com/COUR2024. Please use the 16-digit control number included in your proxy materials to access the meeting.
Items of business

Election of three Class III directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified

YOUR VOTE
IS IMPORTANT
It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail.
Please review the detailed instructions beginning on page 1 regarding your voting options.
Advisory approval of the compensation of our named executive officers
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024

At the Annual Meeting, we may also transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. Stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. At this time, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. Stockholders of record on March 22, 2024, the Record Date, are entitled to vote at the Annual Meeting
Coursera’s Proxy Statement and Annual Report for the year ended December 31, 2023 are available at www.proxyvote.com.
By Order of the Board of Directors,
Alan B. Cardenas
Senior Vice President, General Counsel, and Secretary
Mountain View, California
March 28, 2024

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	72
Principal Accountant Fees and Services	72
Pre-approval Policies and Procedures	73
Other Matters	74
Delinquent Section 16(a) Reports	74
Stockholder Proposals and Business for the 2025 Annual Meeting	74
Other Business	75

Proxy Statement Summary
The following summarizes certain information contained in this Proxy Statement. This summary may not contain all of the information that is important to you. Stockholders are encouraged to review the full Proxy Statement as well as our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission on February 22, 2024 (the “Annual Report”). The Proxy Statement and Annual Report are available at www.proxyvote.com.
Annual Meeting Information
Tuesday, May 21, 2024 at 11:00 a.m., PT via live webcast at www.virtualshareholdermeeting.com/COUR2024
Who can vote
Holders of Coursera’s common stock at the close of business on March 22, 2024 (“Record Date”)

Annual Meeting Proposals	Board recommendation	For further details

Election of Jeffrey N. Maggioncalda, Susan W. Muigai, and Sabrina L. Simmons to serve as Class III directors until our 2027 annual meeting of stockholders or until their successors are duly elected and qualified
	FOR each director nominee	Page 24
Advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement	FOR	Page 69
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024	FOR	Page 73

YOUR VOTE IS IMPORTANT. We encourage you to read the accompanying Proxy Statement carefully and to vote your shares as soon as possible, whether or not you plan to attend the Annual Meeting. Voting instructions are contained on the proxy card or voting instruction form that you received with this Proxy Statement. We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting, and saves significant postage and processing costs.
IMPORTANT INFORMATION CONCERNING VOTING AND SOLICITATION. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about March 28, 2024. Please promptly vote by internet or telephone, or by following the instructions provided by your broker, bank, or nominee, so that your shares can be represented at the Annual Meeting. You may vote in one of the following ways:

Internet Stockholders of record may vote online at www.proxyvote.com	Telephone Stockholders of record may call toll-free at 1-800-690-6903	Mail Follow the instructions in your proxy materials	At the Virtual Meeting Visit www.virtualshareholdermeeting. com/COUR2024 and use the 16-digit control number included in your proxy materials

Coursera	1	2024 Proxy Statement

Company Snapshot
Who We Are
Our mission is to provide universal access to world-class learning so that anyone, anywhere has the power to transform their life through learning.
Learning is the source of human progress. The spread of ideas across cultures and ages has helped transform our world from illness to health, from poverty to prosperity, and from conflict to peace. By combining some of the world’s best educational content with a technology platform that can serve learners on a global scale, we believe Coursera will enable the digital transformation of higher education and bring relevant, high-quality, affordable education to every corner of the world.
Coursera is a platform that enables a global ecosystem of educators, learners, and institutions. As of December 31, 2023, approximately 142 million learners from more than 235 countries and dependencies had registered on Coursera to learn from more than 325 universities and industry experts. Our educator partners have created a broad catalog of content and credentials, ranging from entry-level industry microcredentials to university degrees, which are globally distributed through our platform’s multiple segments. Coursera serves learners with educational content directly in their homes or on the go, on the job through their employers, their colleges and universities, and through government-sponsored programs. As of December 31, 2023, over 1,300 institutions were paying Enterprise customers, including businesses, colleges, universities, and governmental organizations. We also provide social impact programs that have helped more than 260,000 learners around the world.
The graphic below illustrates our global learning ecosystem as of December 31, 2023:

Learners
Learn and prosper
140m+
Registered Learners
325+
Educator Partners
University Partners
Industry Partners
Educators
Teach the world
1,300+
Paid Enterprise Customers
coursera for business
coursera for government
coursera for campus
Institutions
Transform talent

Coursera	2	2024 Proxy Statement

2023 Business Highlights
In 2023, we delivered strong results, executing amidst a challenging external environment that remained dynamic.
Highlights include:
•Delivered year-over-year revenue growth of 21%, reflecting the demand we continue to see from individuals and institutions seeking the latest digital skills and branded credentials for today’s fast-changing economy and technology landscape.
•Achieved our growth with increased leverage, including our first positive Adjusted EBITDA quarter, delivering on our commitment to build a platform and business model that scales.
•Added approximately 24 million new registered learners, growing our global learner base to approximately 142 million.
•Broadened our Enterprise customer base with more than 200 new Paid Enterprise Customers, including businesses, governments, and campuses.
•Announced approximately 20 new entry-level Professional Certificates from partners, including Amazon Web Services (AWS), Google, IBM, and Microsoft.
•Announced nearly 20 new degree programs from U.S. and international universities, emphasizing growing pathways between our open content and college degrees to drive accessibility, affordability, and job-relevance.
•Expanded the number of courses and credentials with American Council on Education credit recommendations, while securing our first regional recommendations with the European Credit Transfer and Accumulation System.
•Accelerated our AI-powered translation initiative, allowing learners speaking up to 18 popular languages like Arabic, French, German, Spanish, Thai and more to access over 4,000 courses, Specializations, and Professional Certificates in their local language.
•Introduced Coach, our virtual learning assistant powered by generative AI and grounded in our expert content, with encouraging initial feedback and engagement from learners in our beta program.

Coursera	3	2024 Proxy Statement

Our Board
Our Board of Directors (our “Board”) is divided into three classes with staggered three-year terms. The following table and graphs in this section provide summary information about our director nominees and continuing directors as of March 28, 2024.

					Committee Membership(2)
Name	Age	Director Since	Class	Term Expiration(1)	Audit	LDEIC (3)	Nominating and Corporate Governance	Independent

Director Nominees:
Jeffrey N. Maggioncalda President and CEO	55	2017	III	2024				No
Susan W. Muigai	54	2023	III	2024		Member		Yes
Sabrina L. Simmons	60	2020	III	2024	Chair			Yes
Continuing Directors:
Carmen Chang	76	2021	I	2025		Chair	Member	Yes
Theodore R. Mitchell	68	2020	I	2025	Member		Chair	Yes
Scott D. Sandell Lead Independent Director	59	2011	I	2025		Member		Yes
Amanda M. Clark	44	2020	II	2026	Member	Member		Yes
Christopher D. McCarthy	48	2023	II	2026			Member	Yes
Andrew Y. Ng Chairman of the Board	47	2011	II	2026				No
1.Each director's respective three-year term expires at the annual meeting of stockholders to be held during the year indicated. If our director nominees are re-elected at the Annual Meeting, their respective terms will expire at our 2027 annual meeting of stockholders.
2.If our director nominees are re-elected at the Annual Meeting, each committee’s membership immediately following the Annual Meeting is expected to be unchanged.
3.Refers to the Leadership, Diversity, Equity, Inclusion, and Compensation Committee (hereinafter referred to as the “LDEIC committee”).
Board Diversity and Other Attributes

Coursera	4	2024 Proxy Statement

Forward-Looking Statements
This Proxy Statement, including the Compensation Discussion and Analysis section, contains forward-looking statements, including information about future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different than those expressed or implied in such statements. Certain of these risks, uncertainties, and other factors are included in documents we filed with the Securities and Exchange Commissions (“SEC”), including but not limited to, our Annual Report, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this Proxy Statement are made only as of the date hereof. We cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, we expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Coursera	5	2024 Proxy Statement

Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these emails?
Our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by internet or telephone. In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of March 22, 2024 (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by internet or telephone as early as possible to avoid processing delays.

Will there be any other items of business on the agenda?	We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?
Stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Coursera’s common stock held as of the Record Date.
A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 381 E. Evelyn Avenue, Mountain View, California 94041. Please contact our Secretary by telephone at (650) 963-9884 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available for examination by stockholders during the Annual Meeting using the 16-digit control number included in your proxy materials.

Coursera	6	2024 Proxy Statement

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you are considered a stockholder of record with respect to those shares. The Notice has been sent directly to you by us.
Beneficial Owner
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank, or nominee who is considered the stockholder of record with respect to those shares.

How do I vote?
You may vote using any of the following methods:
By Internet
Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks, or nominees. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.
By Telephone
Stockholders of record may submit proxies by following the telephone voting instructions on their proxy cards prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks, or nominees. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.
By Mail
If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing, and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR ALL” in Proposal 1, and “FOR” Proposals 2 and 3. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing, and dating the voting instruction forms provided by their brokers, banks, or nominees.
At the Virtual Meeting
Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/COUR2024 and using the 16-digit control number included in your proxy materials. If you have already voted previously by internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares.

Coursera	7	2024 Proxy Statement

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by internet, telephone, or mail prior to the meeting so that your vote will be counted if you later decide not to attend the meeting.

Internet Stockholders of record may vote online at www.proxyvote.com Mail Follow the instructions in your proxy materials
Telephone
Stockholders of record may
call toll-free at 1-800-690-6903
At the Virtual Meeting
Visit www.virtualshareholder meeting.com/COUR2024 and use the
16-digit control number included in your proxy materials

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by internet or telephone, you may change your vote or revoke your proxy with a later internet or telephone proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with Coursera’s Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.
If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker, bank, or nominee and present it to Equiniti at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank, or nominee.

How are votes counted?
For Proposal 1, the election of directors, you may vote “FOR ALL” the Class III nominees, or “FOR ALL EXCEPT” one or more of the nominees, or your vote may be “WITHHELD” with respect to all nominees. Broker non-votes resulting from a broker’s failure to receive voting instructions from the beneficial owner of shares entitled to vote on Proposal 1 will have no effect.
For Proposals 2 and 3, you may vote “FOR,” vote “AGAINST,” or “ABSTAIN,” Abstentions and broker non-votes with respect to this proposal will not be counted as votes cast and, therefore, will have no effect on the vote.
If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (i.e., “FOR” the election of the Class III nominees to our Board, “FOR” Proposals 2 and 3, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

Coursera	8	2024 Proxy Statement

How are votes counted? (continued)
If you hold shares beneficially in street name and do not provide your broker, bank, or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary voting authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of the New York Stock Exchange (the “NYSE”), such as the ratification of the appointment of our independent registered public accounting firm, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for Proposal 3, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024, all proposals are considered “non-routine” items for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

What vote is required to approve each item? How does the board recommend that I vote and what is the voting requirement for each of the proposals?
We have a form of majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares owned for a single director candidate. The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected. If any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our amended and restated bylaws (“Bylaws”) require that such person must promptly tender an irrevocable resignation to our Board for its consideration. If such director’s resignation is accepted by our Board, then our Board, in its sole discretion, may fill the resulting vacancy or may decrease the size of the board in accordance with the provisions of our Bylaws.

Coursera	9	2024 Proxy Statement

The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:

Proposal	Board Recommendation	Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)

Election of Directors	FOR ALL	The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected(3)	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal

Advisory Vote to Approve Executive Compensation	FOR	Non-binding advisory proposal. We will consider the matter approved if it receives the affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal

Ratification of the Appointment of Deloitte & Touche LLP	FOR	The affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting	No effect Not considered votes cast on this proposal	Yes Brokers without voting instructions will have discretionary authority to vote
1.As noted below, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
2.Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
3.If any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our Bylaws require that such person must promptly tender an irrevocable resignation to our Board for its consideration.

What constitutes a quorum?	The presence online at the Annual Meeting or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date, will constitute a quorum. As of the close of business on the Record Date, 157,323,962 shares of our common stock were outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?
We have adopted a process for mailing our proxy materials called “householding,” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address.
If you prefer to receive multiple copies of our proxy materials at the same address, we will promptly provide additional copies upon request. If you are receiving multiple copies of our proxy materials and would like to receive only one, please contact us. If you are a stockholder of record, you may contact us by writing to Secretary, Coursera, Inc., 381 E. Evelyn Avenue, Mountain View, California 94041, or by calling (650) 963-9884. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.
If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank, or nominee.

Coursera	10	2024 Proxy Statement

How are proxies solicited?
Our employees, officers, and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials and will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. Our solicitation of proxies may also be made in person, by telephone, or by electronic communications by our respective directors, officers, and employees, who will not receive additional compensation for those solicitation activities. We have also engaged D.F. King as our proxy solicitor, for a fee of approximately $15,000 plus reasonable out-of-pocket expenses.

How can I attend the virtual Annual Meeting?	The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/COUR2024. To participate in, vote, or ask questions at the Annual Meeting, you will also need the 16-digit control number, which is included in your proxy materials. If you have any questions about your control number, please contact the broker, bank, or nominee that holds your shares. The Annual Meeting will begin promptly at 11:00 a.m., Pacific Time, on Tuesday, May 21, 2024. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately 10:45 a.m., Pacific Time, on Tuesday, May 21, 2024.

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?	We will have technicians ready to assist you with technical difficulties you may have accessing, voting at, or submitting questions at the Annual Meeting. Please refer to the technical support telephone number posted on the virtual meeting website login page and the virtual meeting rules of conduct posted on the virtual meeting website.

Coursera	11	2024 Proxy Statement

Board of Directors and Corporate Governance
Board of Directors
Our business and affairs are organized under the direction of our Board. The primary responsibilities of our Board are to provide risk oversight, strategic guidance, counseling, and direction to our management.
The Board is committed to sound and effective governance practices that promote long-term stockholder value and strengthen the Board’s management accountability to our stockholders, customers, and other stakeholders. The following table highlights many of our key governance practices.

•Seven of our nine directors (78%) are independent, and our Board has appointed a lead independent director	•Annual board and board committee self-assessment process overseen by the Nominating and Corporate Governance Committee
•Independent standing committees of the Board	•Robust director nominee selection process
•Proactive stockholder and stakeholder engagement	•Commitment to periodic board refreshment and continued assessment of highly qualified, diverse, and independent candidates for nomination to the Board
•Regular executive sessions of our non-management directors without management present	•Policies regarding transactions in our common stock, including prohibitions on hedging and short selling
•Director resignation policy in uncontested director elections when a director receives more “withhold” votes than votes “for” election	•Management of key risks and compliance obligations, overseen by the Board and its committees
•Board oversight and annual review of succession planning strategies for key executives	•Board and committee-level oversight of cybersecurity, human capital, diversity, equity, and inclusion, and sustainability matters
•Robust corporate governance policies, including corporate governance guidelines, stock ownership guidelines applicable to directors and executives, and a related party transaction policy	•Diverse board of sophisticated and highly engaged directors with an effective mix of relevant skills, experience, perspectives, tenure, gender, and ethnic diversity

Coursera	12	2024 Proxy Statement

Board Meetings
Our Board held four meetings during 2023. Each director attended at least 75% of the aggregate meetings held by our Board and the applicable committees on which such director served.
Executive Sessions of Non-Management Directors
The non-management directors meet in an executive session in connection with each regularly scheduled board meeting, during which the non-management directors have the opportunity to discuss management performance and such other topics as the non-executive directors may determine. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors and to make recommendations for consideration by the full board. Our lead independent director presides over executive sessions of the non-management directors.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite each member of our Board to attend our annual meetings of stockholders, but they are not required to attend. Five out of our eight directors who were then serving on the Board attended our 2023 annual meeting of stockholders.
Director Independence
Our Board determined that seven out of nine directors on our Board qualify as independent directors, as defined under the listing rules of the NYSE: Carmen Chang, Amanda M. Clark, Christopher D. McCarthy, Theodore R. Mitchell, Susan W. Muigai, Scott D. Sandell, and Sabrina L. Simmons. There are no family relationships among any of our directors or executive officers.
Board Committees
We have established an audit committee, a leadership, development, equity, inclusion, and compensation (“LDEIC”) committee, and a nominating and corporate governance committee, each of which operate under a charter that has been approved by our Board. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and the NYSE. Each committee has the composition and responsibilities described below.

Name	Audit Committee	LDEIC Committee	Nominating and Corporate Governance Committee

Carmen Chang		Chair	Member
Amanda M. Clark	Member	Member
Christopher D. McCarthy			Member
Theodore R. Mitchell	Member		Chair
Susan W. Muigai		Member
Scott D. Sandell, Lead Independent Director		Member
Sabrina L. Simmons	Chair

Coursera	13	2024 Proxy Statement

Audit Committee
Our audit committee consists of Sabrina L. Simmons (Chair), Amanda M. Clark, and Theodore R. Mitchell. Our audit committee held eight meetings in 2023.
Our Board has determined that each member of our audit committee is independent based on the requirements of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Each audit committee member can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In arriving at this determination, our Board examined each audit committee member’s scope of experience and the nature of their prior and current employment.
Our Board has determined that Ms. Simmons qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing rules. In making this determination, our Board considered Ms. Simmons’ formal education and previous experience in financial roles. Our independent registered public accounting firm, our internal auditors, and management periodically meet privately with our audit committee.
The functions of the audit committee include, among other things:
•evaluating the performance, independence, and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing, and effectiveness of our internal audit function;
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;
•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditors, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;
•reviewing with management and our auditors any earnings announcements and discussing with management any additional financial information and earnings guidance to be provided to analysts or ratings agencies;
•establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, auditing, or other matters;
•preparing the report that the SEC requires in our annual proxy statement;

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•reviewing and providing oversight of any related person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our Code of Business Conduct and Ethics;
•reviewing and providing oversight of our environmental, social, and governance (“ESG”) program, ESG risk exposure, and ESG disclosure;
•overseeing our cybersecurity program (including technology and information security policies) policies and practices and the internal controls regarding information security;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
•reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.
Leadership, Diversity, Equity, Inclusion, and Compensation Committee
Our LDEIC committee consists of Carmen Chang (Chair), Amanda M. Clark, Susan W. Muigai, and Scott D. Sandell. Our LDEIC committee held four meetings in 2023.
Our Board has determined that each member of the LDEIC committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the NYSE.
The functions of this committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation and evaluating performance in light of such goals;
•reviewing and approving the compensation levels and other terms of employment of our executive officers, including employment, severance, and change in control agreements and arrangements;
•approving equity compensation plans and granting equity awards not subject to stockholder approval under applicable listing standards;
•reviewing and assessing the independence of compensation consultants, legal counsel, and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive and executive compensation plans;
•reviewing and making recommendations to our Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC;
•preparing the annual report on executive compensation that the SEC requires in our annual proxy statement;
•overseeing our human capital management, including executive performance, talent development, and diversity, equity and inclusion policies and practices;
•overseeing our obligations and related matters in connection with our status as a public benefit corporation; and
•reviewing and evaluating on an annual basis the performance of the LDEIC committee and its charter and recommending such changes as deemed necessary with our Board.

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Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Theodore R. Mitchell (Chair), Carmen Chang, and Christopher D. McCarthy. Our nominating and corporate governance committee held four meetings in 2023.
Our Board has determined that each member of our nominating and corporate governance committee satisfies the independence requirements of the NYSE.
The functions of the nominating and corporate governance committee include, among other things:
•identifying, reviewing, and making recommendations of candidates to serve on our Board;
•evaluating the performance of our Board, committees of our Board, and individual directors and determining whether continued service on our Board is appropriate;
•evaluating nominations by stockholders of candidates for election to our Board;
•evaluating the current size, composition, and organization of our Board and its committees and making recommendations to our Board for approvals;
•developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;
•reviewing and making recommendations to our Board regarding the stock ownership guidelines applicable to our non-employee board members and officers;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our Board the current and emerging corporate governance trends;
•developing and reviewing periodically with the Chairman of the Board (“Board Chair”) and the Chief Executive Officer (“CEO”) the succession plan relating to the CEO and make recommendations to the Board with respect to such plan; and
•reviewing periodically the nominating and corporate governance committee charter, structure, and membership requirements and recommending any proposed changes to our Board, including undertaking an annual review of its own performance.
Compensation Committee Interlocks and Insider Participation
The members of our LDEIC committee during 2023 were Carmen Chang, Amanda M. Clark, Susan W. Muigai, and Scott D. Sandell, none of whom have ever been an executive officer or employee of ours. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or LDEIC committee.
Board Leadership Structure
We have chosen to separate the roles of Board Chair and CEO. Our Board believes that separating these roles is the most appropriate structure for Coursera. Our Board believes that a separate Board Chair enables the Board to more effectively and objectively monitor the performance of Coursera, the CEO, and our executive officers. By separating these roles, our Board believes that Mr. Maggioncalda (our CEO) can devote his attention to executing our strategy while Dr. Ng (our Board Chair) can take responsibility for leading the Board.
In his role as Board Chair, Dr. Ng undertakes several responsibilities with respect to the operations and functioning of our Board. Among these responsibilities are the following: presides at meetings of our Board; presides over the executive sessions of the non-employee directors; helps facilitate communication between senior management and the independent directors; works with

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committee chairs to oversee coordinated coverage of board responsibilities; and undertakes such other responsibilities as our Board may assign to him from time to time. Dr. Ng has served as the Board Chair since our inception.
If our Board Chair is not an independent director, our Board may appoint an independent director to serve as lead independent director in accordance with our Corporate Governance Guidelines. Our Board has appointed Scott D. Sandell to serve as our lead independent director. As lead independent director, Mr. Sandell’s primary responsibilities include, among other things, presiding over all meetings at which the Board Chair is not present and serving as a liaison between the Board Chair and the independent directors.
Role in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our risk governance framework is designed to ensure the board is informed of the critical risks in our business and strategy and that our risk management processes are functioning effectively, to facilitate open communication between management and the board and to foster a culture of integrity and risk awareness.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. This approach allows the board to draw upon the experience and judgment of all directors in overseeing and managing the risks we face over the short, medium, and long term. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also oversees our cybersecurity program (including our technology and information security policies and practices) and the internal controls regarding cybersecurity and information security and monitors our compliance with legal and regulatory requirements.
Our LDEIC committee assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements. The nominating and corporate governance committee also periodically evaluates our risk management process in light of the nature of the material risks we face and the adequacy of our governance policies and procedures designed to address risk.
Selected Areas of Oversight
People, Talent, and Culture
As a business centered on transforming the lives of our global community of learners through learning, we are committed to empowering our employees to learn and grow at work. Our LDEIC committee oversees our human capital, talent development, and diversity, equity, and inclusion strategy and policies. The committee reviews and reports back to the Board on a broad range of human capital management topics, including talent management; employee development and training; retention; workplace culture and inclusion; employee engagement; employee education and training; pay equity; and employee health, safety, and well-being.
Cybersecurity and Data Privacy
We recognize the importance of assessing, identifying, and managing material risks associated with cybersecurity threats. To this end, we maintain an information security program designed to protect our information, intellectual property, and systems, including the data we host and maintain for our learners, customers, and partners in accordance with industry standards and best practices. Our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has been designated with the responsibility of overseeing our technology and information security, including cybersecurity, policies and practices, and the internal controls regarding information security. Our Senior Vice President of Engineering provides quarterly updates to the audit committee on these topics, as well as cybersecurity risk exposure and steps taken to monitor and mitigate such exposure. The Board receives

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reports from management on our information security and cybersecurity matters on an annual basis. In addition, our incident response process provides that our audit committee is notified in the event of a material cybersecurity incident.
Environment
We continue to monitor, track, and analyze our greenhouse gas emissions (“GHG”) in order to validate our assumptions about the environmental benefits of our remote-first work model and give us the data to make more informed decisions over time. Our remote-first approach has allowed us to minimize our facility footprint, daily commutes, and travel. Our board is committed to identifying strategies to ensure our business will continue to limit its environmental footprint. Our audit committee oversees our sustainability-related initiatives, which include promoting environmental literacy and expanding our offerings of ESG-related content for our community of learners, overseeing our GHG emissions tracking and reporting, and monitoring sustainability initiatives to minimize the environmental footprint of our team members.
Form of Majority Voting for Uncontested Director Elections
Our Bylaws provide that if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director must promptly tender an irrevocable resignation for our Board’s or the nominating and corporate governance committee’s consideration. In addition, our Corporate Governance Guidelines provide that the Board shall nominate or elect as a director only persons who agree to tender, promptly following election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote for re-election at the next applicable annual meeting, and (ii) the acceptance by the board of such resignation.
Corporate Governance Documents
Corporate Governance Guidelines
Our Board has adopted written Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, CEO performance evaluations and succession planning, and Board committees and compensation. The nominating and corporate governance committee assists our Board in implementing and adhering to the Corporate Governance Guidelines, including by approving any director’s simultaneous service on more than four public company boards. The Corporate Governance Guidelines are reviewed at least annually by the nominating and corporate governance committee and changes are recommended to our Board as warranted. Our Corporate Governance Guidelines are posted on the investor relations section of our website at https://investor.coursera.com/ under the heading “Governance — Governance Documents.”
Codes of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to each of our directors, officers, and employees. The code addresses various topics, including:
•compliance with laws, rules, and regulations;
•confidentiality;
•conflicts of interest;
•corporate opportunities;
•competition and fair dealing;
•payments or gifts from others;

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•health and safety;
•insider trading;
•protection and proper use of company assets; and
•record keeping.
Our Board has also adopted a Code of Ethics for Senior Financial Officers applicable to our CEO, Chief Financial Officer, Chief Accounting Officer, and Controller as well as other key management employees addressing ethical issues.
The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are each posted on our website at https://investor.coursera.com under the heading “Governance — Governance Documents.” The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our Board. Any waiver to the Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our Board or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.
To date, there have been no waivers under our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at https://investor.coursera.com within four business days following the date of such amendment or waiver.
Stock Ownership Guidelines
In March 2024, we adopted stock ownership guidelines that apply to our non-employee directors and certain executives, including our named executive officers (“NEOs” and collectively, the “covered persons”) designed to align their interests with the long-term interests of our stockholders. Within five years from becoming subject to the stock ownership guidelines, covered persons are required to own shares of our common stock with a value at least equal to the required level of stock ownership set forth below:

Position	Minimum Required Level of Stock Ownership
CEO	Five times annual base salary
Other Covered Executive	One time annual base salary
Non-employee director	Three times annual cash base retainer for Board service
Shares that are credited toward compliance with our stock ownership guidelines include the following:
•Shares owned directly or beneficially by the covered person or his or her immediate family members residing in the same household;
•Shares held in a trust or in a 401(k) account for the benefit of the covered person or his or her immediate family members residing in the same household; and
•Shares owned by a partnership, limited liability company, or other entity to the extent of the covered person’s interest therein (or the interest therein of his or her immediate family members residing in the same household) but only if the individual has or shares the power to vote or dispose of the shares.
Unexercised stock options, unvested restricted stock awards, and unvested restricted stock units (“RSUs”) do not count toward compliance with the guidelines.

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If, by the applicable deadline, the covered person has not met the minimum ownership level specified above, then such covered person must retain at least 50% of the net shares of our common stock received by such person upon the vesting, settlement, or exercise of equity awards issued to such person until he or she complies with the stock ownership guidelines.
Our non-employee directors, CEO, and other covered persons (including our NEOs) are currently expected to be in compliance with the stock ownership guidelines when they become effective for such persons.
Anti-Hedging Policy
Under our insider trading policy, our directors, officers, employees, consultants, and contractors are prohibited from engaging in short sales, derivatives trading, hedging, or pledging transactions involving Coursera’s securities without prior written preclearance from our General Counsel or his or her designee (in the absence of a General Counsel, our Chief Financial Officer). Specifically, the policy prohibits: short sales; options; puts, calls, and other derivatives trades; hedging and monetization transactions; and pledging Coursera’s securities as collateral (unless the pledgee has sufficient financial capacity). To avoid potential conflicts, our policy also limits directors and officers from arranging personal loans against Coursera’s stock options or shares.
Our Director Nomination Process
Our Board nominates directors whose term is scheduled to expire at the next annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the board for nomination or election.
Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives, and skills. Our governance guidelines contain membership criteria that call for candidates to be selected for their character, judgment, leadership, business acumen, diversity of backgrounds, perspectives, skills, age, gender, ethnicity, and professional experience, the ability of a candidate to devote sufficient time and attention to Coursera’ affairs, knowledge of or experience in the industry in which Coursera operates, and the extent to which a particular candidate would fill a present or anticipated need on the Board. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out their duties as a director. Our nominating and corporate governance committee also seeks to ensure that a majority of our directors are independent under the rules of the NYSE and that one or more of our directors is an “audit committee financial expert” under the rules of the SEC.
Prior to our annual meeting of stockholders, our nominating and corporate governance committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. The candidates are evaluated based on the criteria described above, and the candidate’s prior service as a director. If a director no longer wishes to continue in service, if the nominating and corporate governance committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee will consider whether to replace the director or to decrease the size of the Board. If the decision is to replace a director, the nominating and corporate governance committee will consider various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the nominating and corporate governance committee based on the same membership criteria described above and set forth in our corporate governance guidelines, regardless of the source of the nomination.

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Board Effectiveness, Board Annual Self-Assessments, and Board Education
Our Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and board effectiveness. On an annual basis, our Board and each of its committees conduct self-assessments to evaluate performance and to identify opportunities for improvement. The self-assessments are led by the nominating and corporate governance committee, and the results of the evaluation are shared with the Board along with recommendations to enhance the effectiveness of the Board and its committees. As the first step in the self-assessment process, directors respond to comprehensive questions, which ask them to consider various topics related to Board and committee composition, structure, effectiveness, and responsibilities, as well as satisfaction with the schedule, agendas, materials, and discussion topics. The Board then reviews the responses from the assessments and any recommendations made. The results of the assessments are then discussed by our Board and the respective committees in executive session, with a view toward taking action to address any issues presented. Results requiring additional consideration are addressed at subsequent Board and committee meetings, where appropriate. In addition, all members of our Board have the opportunity and are encouraged to attend director education programs to assist them in remaining current with best practices and developments in corporate governance.
Stockholder Recommendations for Nominations to our Board
The nominating and corporate governance committee will consider candidates recommended by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify Coursera’s Secretary or any member of the nominating and corporate governance committee in writing with any supporting material the stockholder considers appropriate. Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at an annual meeting of stockholders. To be timely, our Bylaws provide that the stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not more than 120 days nor less than 90 days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations pursuant to our Bylaws and under Section 14 of the Exchange Act and the related rules and regulations under that Section.
Stockholder Engagement; How to Communicate with our Board
We proactively engage with stockholders and other stakeholders throughout the year to learn their perspectives on significant issues. This engagement helps us better understand stockholder priorities and perspectives and help foster ongoing constructive dialogue with our community of stockholders. The Board and our management teams carefully consider the feedback from these meetings, as well as stockholder support and feedback at our annual meetings, when reviewing our business practices, corporate governance framework, and executive compensation program. Following our 2023 annual meeting of stockholders, we engaged with investors owning almost 50% of our outstanding shares at that time to better understand their perspectives on our operations and strategy and our policies and approaches to governance, compensation, human capital, and sustainability. For more information on our stockholder engagement and actions we have taken as a result of stockholder feedback, see the “Compensation Discussion & Analysis—Stockholder Engagement and our Say-on-Pay Vote” section of this Proxy Statement below.
Our Board welcomes questions or comments about Coursera and our operations. If stockholders or interested parties wish to communicate with our Board, including our independent directors, they may send their communication in writing to: Secretary, Coursera, Inc., 381 E. Evelyn Avenue, Mountain View, California 94041. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a

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stockholder or interested party, and all relevant, appropriate, and substantive communications will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.
Certain Relationships and Related Transactions
The following includes a summary of transactions since January 1, 2023 to which we have been a party, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of our directors, executive officers, or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation” or would be described under “Executive Compensation” if the applicable executive officer had been an NEO.
Investors’ Rights Agreement
In connection with the issuance and sale of approximately 7.65 million shares of our Series F redeemable convertible preferred stock, in July 2020, we entered into an Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”) with certain holders of such stock, including entities affiliated with New Enterprise Associates, Inc., with which two of our directors, Scott D. Sandell and Carmen Chang, are affiliated. The Rights Agreement grants certain holders of our common stock specified registration rights with respect to shares of our common stock, including shares of our common stock issued upon conversion of the shares of our redeemable convertible preferred stock held by them prior to our initial public offering (“IPO”).
Online Course Hosting and Services Agreement with Deeplearning.AI
In August 2017, we entered into an Online Course Hosting and Services Agreement (as amended, the “Original Hosting Agreement”) with deeplearning.ai LLC (“DeepLearning LLC”) which is wholly owned by Dr. Ng, our Board Chair. On October 1, 2020, the Original Hosting Agreement was terminated, and we entered into a new Online Course Hosting and Platform Services Agreement (together with the Original Hosting Agreement, the “Hosting Agreements”) with DeepLearning.AI Corp., which is wholly owned by DeepLearning LLC (“DeepLearning Corp.”, and together with DeepLearning LLC, the “DeepLearning Entities”). DeepLearning Corp. develops artificial intelligence (“AI”) education courses, which are currently distributed through our platform. Pursuant to the Hosting Agreements, DeepLearning Corp. receives 50% of revenue attributable to courses provided by the DeepLearning Entities (subject to customary conditions and deductions) on our platform, except for certain machine learning specialization courses co-developed and co-branded by the DeepLearning Entities and Stanford, for which we make payments to Stanford equal to 60% of revenue attributable to such courses, which amount is subsequently shared between the DeepLearning Entities and Stanford. We are not party to, or otherwise involved with, this subsequent revenue sharing arrangement. Under the Hosting Agreements, we made payments to the DeepLearning Entities in an amount of approximately $4.7 million in 2023.
Consulting Agreement with Andrew Y. Ng
In June 2014, we entered into a Consultant and Proprietary Information Nondisclosure Agreement with Dr. Ng for advisory services (the “Consulting Agreement”). Under the terms of the Consulting Agreement, Dr. Ng receives reimbursement for reasonable expenses required to complete his duties and responsibilities (subject to approval from our CEO) and payment of $1.00 per annum.
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

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Employment Arrangements
We have entered into employment agreements and offer letter agreements with certain of our executive officers. See “Executive Compensation—Employment Arrangements with Our Named Executive Officers” and “Executive Compensation—Potential Payments Upon Termination or Change in Control.”
Policies and Procedures for Transactions with Related Persons
Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions may present a heightened risk of potential or actual conflicts of interest. We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships, including any indebtedness or guarantee of indebtedness) in which we or any of our subsidiaries are participants, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director, or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an executive officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in our best interests.

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Proposal 1:
Election of Directors

Directors and Director Nominees
Our Board of directors currently consists of nine directors who are divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. The current composition of our Board is as follows:
•Our Class I directors are Carmen Chang, Theodore R. Mitchell, and Scott D. Sandell, and their terms will expire at the 2025 annual meeting of stockholders;
•Our Class II directors are Amanda M. Clark, Christopher D. McCarthy, and Andrew Y. Ng, and their terms will expire at the 2026 annual meeting of stockholders; and
•Our Class III directors are Jeffrey N. Maggioncalda, Susan W. Muigai, and Sabrina L. Simmons, and their terms will expire at the Annual Meeting.
Three Class III directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2027 or until their successors are duly elected and qualified, with the other classes of directors continuing to serve for the remainder of their respective terms. The nominating and corporate governance committee has recommended, and our Board has designated, Jeffrey N. Maggioncalda, Susan W. Muigai, and Sabrina L. Simmons as the nominees for Class III directors to serve until the 2027 annual meeting of stockholders. The Class III director nominees have each indicated to us that they will be able to serve if elected. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by our Board, taking into account any recommendations of the nominating and corporate governance committee, to fill such vacancy.
Class III directors shall be elected by a plurality of the votes cast (meaning that the director nominees who receive the highest number of shares voted “FOR” their election are elected as the Class III directors); provided, that if any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our Bylaws require that such person must promptly tender an irrevocable resignation to our Board for the Board’s consideration.

VOTE The Board of Directors Recommends a Vote “FOR” the Election of All of the Class III Nominees as Directors of Coursera.

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The names of the Class III director nominees and the other members of our Board and certain biographical information as of March 22, 2024 are set forth below:
Class III Director Nominees

Jeffrey N. Maggioncalda Age: 55 Director Since: June 2017
Jeffrey N. Maggioncalda has served as our President and CEO and as a member of our Board since June 2017. Mr. Maggioncalda previously served as CEO and a director of Financial Engines, Inc. (Nasdaq: FNGN), a provider of financial advisory services, from August 1996 until December 2014, and served as a consultant until June 2015. Mr. Maggioncalda holds an M.B.A. from the Stanford Graduate School of Business and a B.A. in Economics and English from Stanford University. Mr. Maggioncalda has also served as a director of SVB Financial Group since April 2012.
Mr. Maggioncalda’s position as our CEO and prior positions as the CEO and a director of a public company bring industry expertise and extensive leadership experience to our Board.

Susan W. Muigai Age: 54 Director Since: August 2023
Susan W. Muigai has been a member of our Board since August 2023. Ms. Muigai currently serves as the Executive Vice President and Chief Human Resources Officer at TransUnion, a role she assumed in October 2021. In this capacity, she spearheads TransUnion’s HR strategy and organization transformation initiatives, contributing to the company’s vision and strategy. Before her tenure at TransUnion, Ms. Muigai amassed a wealth of experiences over a 16-year career at Walmart Stores Inc., most notably serving as Senior Vice President, People for Walmart International. Her expansive role supporting 550,000 employees across 25 countries involved advancing strategies for talent acquisition, succession planning, leadership development, and total rewards. Ms. Muigai earned a Bachelor of Law degree from the University of Windsor, Canada, and Masters of Law degrees from the University of London, England, and York University, Canada.
Ms. Muigai’s global experience and customer perspective as a seasoned Chief Human Resources Officer brings strategic insight to our Board and strengthens our ability to serve learners and Enterprise customers worldwide.

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Class III Director Nominees

Sabrina L. Simmons Age: 60 Director Since: February 2020 Independent
Sabrina L. Simmons has served as a member of our Board since February 2020 and chair of our audit committee since May 2021. Ms. Simmons served as Executive Vice President and Chief Financial Officer of The Gap, Inc. (“The Gap”) (NYSE: GPS), a clothing company, from January 2008 until February 2017. Ms. Simmons held several positions at The Gap, including as Executive Vice President, Corporate Finance from September 2007 to January 2008, Senior Vice President, Corporate Finance and Treasurer from March 2003 to September 2007, and Vice President and Treasurer from September 2001 to March 2003. Prior to joining The Gap, Ms. Simmons served as the Chief Financial Officer and an executive member of the board of directors of Sygen International PLC, a British genetics company, and was Assistant Treasurer at Levi Strauss & Co. (NYSE: LEVI). Ms. Simmons currently serves as a member of the board of directors of Columbia Sportswear Company (Nasdaq: COLM), an outdoor apparel company, where she is a member of the compensation committee and the nominating and corporate governance committee, as a director a Petco Health & Wellness (Nasdaq: WOOF) where she is also the chair of the audit committee and as a director at Moloco, a privately held advertising technology company. Ms. Simmons was previously a director of e.l.f. Beauty, Inc. (NYSE: ELF), an international cosmetics company, where she also chaired the audit committee, and of Williams-Sonoma, Inc. (NYSE: WSM), a consumer retail company, where she chaired the audit and finance committees. Ms. Simmons holds a B.S. in Business Administration from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles.
Ms. Simmons brings extensive public company leadership and board experience and significant financial expertise to our Board.

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Continuing Directors

Carmen Chang Age: 76 Director Since: October 2021 Independent
Carmen Chang has served as a member of our Board since October 2021. Ms. Chang serves as a Partner and Head of Asia at New Enterprise Associates, Inc. (“NEA”), where she focuses on building NEA’s global organization and portfolio in China and other emerging markets in Asia. Ms. Chang joined NEA in 2012. Ms. Chang currently serves on the board of directors for a number of privately-held companies, including Moqi Inc., an innovative player in biometrics identification, Blue Ocean Technologies Inc., a developer of scalable, high performing AI chips, Cista System Corp., a developer of image sensor systems, Workera Corp., a technology upskilling platform, Transfix, Inc., a B2B freight marketplace, Blue Cheetah Analog Design, Inc., a developer of high-tech generators, Gravel Inc., a construction labor marketplace, Woebot Labs, Inc., an AI based digital mental health company, and Kira Learning, Inc., an AI EdTech company. Ms. Chang previously served on the board of directors of Tuya Inc. (NYSE: TUYA), a one-stop Internet of Things (“IoT”) solutions platform for device manufacturers. Prior to joining NEA, Ms. Chang was a partner at a major Silicon Valley law firm, where she specialized in corporate and securities law and led that firm’s China practice. Ms. Chang holds a master’s degree in modern Chinese history from Stanford University and a juris doctorate degree from Stanford Law School.
Ms. Chang brings significant business, legal, and leadership experience to our Board.

Amanda M. Clark Age: 44 Director Since: November 2020 Independent
Amanda M. Clark has served as a member of our Board since November 2020. In March 2024, Ms. Clark was appointed CEO of WellBiz Brands Inc, a beauty and wellness franchise platform. From February 2020 to March 2024, Ms. Clark served as the Chief Development Officer of Papa John’s International, Inc. (Nasdaq: PZZA), a restaurant franchise. Ms. Clark was previously with Taco Bell Corp., a restaurant company, where she was responsible for design, consumer facing technology, merchandising, customer marketing, new concepts, and company development, and served as Executive Vice President Restaurant Experience from February 2019 to February 2020, Senior Vice President North America Development from May 2017 to February 2019, and the General Manager for Taco Bell Canada from November 2015 to August 2018. Previously, Ms. Clark served in roles of increasing responsibility in Brand Marketing at Taco Bell since 2013. Prior to joining Taco Bell, Ms. Clark worked at Procter and Gamble (NYSE: PG), a multinational consumer goods corporation, in various marketing roles for nearly 12 years on their brands including Olay, Pampers, and Oral-B. Ms. Clark holds a B.A. in Psychology and Theater Studies from Yale University.
Ms. Clark brings significant business, marketing, and leadership experience as well as global operational expertise to our Board.

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Continuing Directors

Christopher D. McCarthy Age: 48 Director Since: January 2023 Independent
Christopher D. McCarthy has served as a member of our Board since January 2023. Since November 2013, Mr. McCarthy has served as President and CEO of SHOWTIME & MTV Entertainment Studios and Paramount Media Networks, leading global media, streaming, and entertainment companies. As President and CEO of SHOWTIME & MTV Entertainment Studios, Mr. McCarthy oversees some of today’s biggest hits including Yellowstone, Yellowjackets, Emily in Paris, 1883, South Park, Tulsa King, and RuPaul’s Drag Race. Across Paramount Media Networks, Mr. McCarthy oversees a global network of media assets featuring iconic entertainment brands, including SHOWTIME, MTV, Comedy Central, Paramount Network, Smithsonian Channel, and more. Mr. McCarthy has led industry-wide coalitions to tackle mental health and civic engagement driving record youth turnout. He is Executive Sponsor of The BEAT, Paramount’s Black employee affinity group and has served on the board of directors for the Animal Medical Center of New York since 2022 and for Peabody Awards since 2019. Mr. McCarthy holds a B.S. with Honors in Commerce and Engineering from Drexel University and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.
Mr. McCarthy’s operational excellence, leadership experience, and social impact expertise make him a valuable addition to our Board.

Theodore R. Mitchell Age: 68 Director Since: May 2020 Independent
Dr. Theodore R. Mitchell has served as a member of our Board since May 2020. Dr. Mitchell assumed the Presidency of the American Council on Education (“ACE”) in September 2017. Prior to that time, he was the Under Secretary of the United States Department of Education from May 2014 until January 2017, responsible for all post-secondary and adult education policy programs as well as the $1.3 trillion Federal Student Aid Portfolio. From January 2017 to September 2017, Dr. Mitchell served as a private consultant, including to ACE. Prior to his federal service, Dr. Mitchell served as the CEO of the NewSchools Venture Fund, a national investor in education technology, from June 2005 to May 2014. Dr. Mitchell also previously served as President of the California State Board of Education, President of Occidental College, and in a variety of leadership roles at University of California, Los Angeles, including Vice Chancellor. Dr. Mitchell was Deputy to the President and to the Provost at Stanford University and began his career as a professor at Dartmouth College where he also served as Chair of the Department of Education. Dr. Mitchell also served as a member of the board of directors of The McClatchy Company (PNK: MNIQQ) from May 2017 to August 2020 and served as a member of the board of directors of Frontline Ltd. (NYSE: FRO) from April 2017 to August 2018. Dr. Mitchell holds a B.A. and Ph.D. in Education from Stanford University.
Dr. Mitchell brings extensive experience as a leader in education, business, and public policy to our Board.

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Continuing Directors

Andrew Y. Ng Age: 47 Director Since: October 2011
Andrew Y. Ng is one of our co-founders and has served as the Board Chair since inception and as a consultant since June 2014. Dr. Ng is a global leader in both education and in AI. Prior to founding Coursera, Dr. Ng was also the founding lead of the Google Brain team. He was also Chief Scientist at Baidu, Inc., a Chinese language search engine, where he led approximately 1,300 people in the company’s AI Group and was responsible for driving the company’s global AI strategy and infrastructure. As an adjunct professor and tenured member of Stanford University’s faculty, Dr. Ng also served as Director of the Stanford AI Lab. Dr. Ng currently serves as CEO of Landing.AI, which helps companies jumpstart AI adoption, and Managing General Partner of AI Fund, which supports entrepreneurs to build AI companies, positions he has held since January 2018. Dr. Ng also leads DeepLearning.AI Corp., which provides AI training, including through our platform, since its founding in June 2017. Dr. Ng holds a B.S. in Math and Computer Science from Carnegie Mellon University, an M.S. in Electrical Engineering and Computer Science from MIT, and a Ph.D. in Computer Science from the University of California, Berkeley.
Dr. Ng’s knowledge of our company as co-founder and his breadth and depth of experience as a pioneer in online education bring invaluable industry and leadership expertise to our Board.

Scott D. Sandell Age: 59 Director Since: December 2011 Independent
Scott D. Sandell has served as a member of our Board since December 2011. Mr. Sandell has served the Chairman, CEO, and Chief Investment Officer of New Enterprise Associates, Inc. (“NEA”), a venture capital firm, since 2023. Prior to that, Mr. Sandell served as Managing General Partner of NEA since April 2017, Co-Managing General Partner from March 2015 to April 2017, and as a General Partner since September 2000. Mr. Sandell joined NEA in January 1996 and served as head of the firm’s technology investing practice for 10 years. In addition to serving on the board of directors of several privately-held companies, he currently serves as lead independent director of Cloudflare, Inc. (NYSE: NET), an internet security company. Mr. Sandell previously served on the board of directors of Robinhood Markets, Inc. (NASDAQ: HOOD), a financial technology company, Tuya Inc. (NYSE: TUYA), an IoT development platform service provider and Bloom Energy Corporation (NYSE: BE), a clean energy company. Mr. Sandell holds an A.B. in Engineering from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.
Mr. Sandell brings significant public company director experience and global business, leadership, finance, and venture capital industry expertise to our Board.

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Non-Employee Director Compensation
Our LDEIC committee periodically evaluates the appropriate level and form of compensation for non-employee members of our Board and recommends changes when appropriate. As part of the committee’s evaluation, the committee reviews the information, analysis, and recommendations provided by our independent compensation consultant, Compensia, Inc. (“Compensia”), which includes benchmarking compensation paid to non-employee directors to companies in our compensation peer group, The compensation arrangements described below applied to all of our non-employee directors for 2023, and there were no changes to such compensation from the prior fiscal year.
Under our non-employee director compensation policy, our non-employee directors were entitled to receive cash compensation in 2023 that consisted of a $35,000 annual retainer, an additional $15,000 annual retainer for the non-executive chair, and the following additional annual retainers for committee service:

Committee	Chair ($)	Member ($)

Audit Committee	20,000	10,000
Leadership, Diversity, Equity, Inclusion, and Compensation Committee	15,000	7,300
Nominating and Corporate Governance Committee	8,000	4,000
The non-employee director compensation policy also provides for the annual grant of RSUs under the Coursera, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) following the conclusion of each regular annual meeting of our stockholders to each non-employee director who will continue serving as a member of the Board. The annual RSU award will be with respect to a number of shares of common stock having an aggregate fair value equal to $185,000, based on the average closing price of a share of our common stock during the 30 calendar days prior to the grant date. Each annual RSU award will become fully vested on the earliest of the 12 month anniversary of the grant date, the next annual meeting of stockholders following the grant date, or the consummation of a change in control as defined in the 2021 Plan, subject to the non-employee director’s continued service as a director of Coursera through the applicable vesting date.
In addition, a non-employee director is granted an initial RSU award upon appointment to our Board. In connection with Mr. McCarthy’s appointment as a director in January 2023 and Ms. Muigai’s appointment as a director in August 2023, they were each granted an initial RSU award with an aggregate fair value equal to $400,000, based on the average closing price of a share of our common stock during the 30 calendar days prior to the grant date. The initial RSU awards vest over three years, with 33% of the RSUs vesting after one year, and the remaining RSUs vesting in quarterly installments over the next eight quarters, subject to the director’s continued service through the applicable vesting dates.
We also reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses incurred in connection with their attendance at Board and committee meetings.
Employee directors do not receive any compensation for service as a Board member.

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2023 Director Compensation
The following table shows certain information with respect to the compensation of our non-employee directors during the year ended December 31, 2023, pursuant to the non-employee director compensation policy described above. Our employee directors do not receive any cash compensation for their service on our Board or Board committees.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Total ($)

Carmen Chang	54,000	202,972	256,972
Amanda M. Clark	52,300	202,972	255,272
Christopher D. McCarthy	38,675	670,722	709,397
Theodore R. Mitchell	53,000	202,972	255,972
Susan W. Muigai	12,935	431,794	444,729
Andrew Y. Ng	50,000	202,972	252,972
Scott D. Sandell	42,300	202,972	245,272
Sabrina L. Simmons	55,000	202,972	257,972
1.The amount shown in this column reflects the aggregate fair value of the initial RSU awards granted to Mr. McCarthy and Ms. Muigai in connection with their appointments to our Board in January 2023 and August 2023, respectively, and the annual RSU awards granted to all non-employee directors who were serving on the Board in May 2023 pursuant to our non-employee director compensation policy. The amount shown in this column does not reflect the dollar amount actually received by the director, instead it represents the aggregate fair value of the stock awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC 718”). For information on the assumptions used in the calculations of these amounts, refer to Note 12 of our audited consolidated financial statements contained in our Annual Report.
2.The following table sets forth the aggregate number of shares of common stock underlying stock option awards and RSUs held by each non-employee director as of December 31, 2023:

Name	Number of shares (#)

Carmen Chang	21,932
Amanda M. Clark	28,686
Christopher D. McCarthy	45,512
Theodore R. Mitchell	166,186
Susan W. Muigai	24,830
Andrew Y. Ng	516,186
Scott D. Sandell	16,186
Sabrina L. Simmons	166,186

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Executive Officers
The names of our executive officers and other corporate officers and their ages as of March 28, 2024, are as follows:

Name	Age	Position

Jeffrey N. Maggioncalda	55	President, Chief Executive Officer, and Director
Kenneth R. Hahn	57	Senior Vice President, Chief Financial Officer, and Treasurer
Leah F. Belsky	43	Senior Vice President and Chief Revenue Officer
Alan B. Cardenas	48	Senior Vice President, General Counsel, and Secretary
Shravan K. Goli	53	Senior Vice President and Chief Operating Officer
Richard J. Jacquet, Jr.	56	Senior Vice President and Chief People Officer
Michele M. Meyers*	44	Vice President, Accounting and Chief Accounting Officer
*Ms. Meyers is an “officer” as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, but not an executive officer.
Certain biographical information of our executive officers is set forth below (except Mr. Maggioncalda’s information, which is set forth above under “Proposal 1 Election of Directors—Other Directors”):
Kenneth R. Hahn has served as our Senior Vice President, Chief Financial Officer, and Treasurer since May 2020. Prior to joining Coursera, Mr. Hahn was the Chief Financial Officer of CollectiveHealth, Inc., a private healthcare SaaS company, from March 2017 until May 2020. Mr. Hahn also previously served as Chief Financial Officer at QuinStreet, Inc. (Nasdaq: QNST), Borland Software Corporation (Nasdaq: BORL), and Extensity, Inc. (Nasdaq: EXTN). Mr. Hahn holds a B.A. in Business Administration summa cum laude from California State University, Fullerton and an M.B.A. from Stanford Graduate School of Business, where he was named an Arjay Miller Scholar.
Leah F. Belsky has served as our Senior Vice President and Chief Revenue Officer since October 2022. Prior to becoming our Chief Revenue Officer, Ms. Belsky served in various other roles at Coursera, including as Senior Vice President and Chief Enterprise Officer from December 2019 until October 2022, Senior Vice President of Enterprise from March 2018 until December 2019, Vice President of Global Sales & Business Development from November 2016 until March 2018, and as Vice President of Partnerships from October 2015 until November 2016. Prior to joining Coursera, from October 2011 until October 2015, Ms. Belsky was Senior Vice President at Kaltura, Inc., a video technology company, where she oversaw enterprise growth, operations, services, and international expansion during her tenure. Ms. Belsky holds a B.A. in Political Science and Human Biology from Brown University and a J.D. from Yale Law School.
Alan B. Cardenas has served as our Senior Vice President, General Counsel, and Secretary since May 2023 and served as our Vice President, Deputy General Counsel, and Assistant Corporate Secretary from September 2021 to May 2023. Prior to joining Coursera, Mr. Cardenas served as Head of U.S. Corporate Legal for Siemens Energy, an energy technology company and spin-off from Siemens, from January 2020 to September 2021. Prior to Siemens Energy, Mr. Cardenas served in multiple roles for Siemens, a global manufacturing and technology conglomerate, from September 2008 to December 2019, including Lead Counsel - Central Functions, Lead Lawyer - Global Business Services from April 2019 - December 2019 and Lead Counsel - Central Functions from June 2012 to March 2019. During his time at Siemens, Mr. Cardenas also served as General Counsel and Secretary of the Siemens Foundation from August 2010 to February 2020. Mr. Cardenas started his career with Debevoise & Plimpton LLP. Mr. Cardenas holds a J.D. from Rutgers University School of Law and a B.A. in History and Political Science from Rutgers University.

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Shravan K. Goli has served as our Senior Vice President and Chief Operating Officer since October 2022. Prior to becoming our Chief Operating Officer, Mr. Goli served as our Chief Product Officer and Head of Consumer Revenue from April 2018 until October 2022. Prior to joining Coursera, Mr. Goli worked at DHI Group, Inc. where he served as President of Dice.com (predecessor of DHI Group, Inc.), an online job searching platform, from March 2013 until June 2017. Before that, Mr. Goli served as President and CEO of Dictionary.com, LLC, an online dictionary, from 2009 until 2013. Previously, Mr. Goli was the General Manager for Social Media Business at Slide, Inc., a software company, and also served as the General Manager for Yahoo! Video and the Head of Products for Yahoo! Finance at Yahoo! Inc., a web services company. Mr. Goli holds a Bachelor of Engineering in Computer Science from Osmania University, an M.S. in Computer Science from the University of Maryland, and an M.B.A. from the University of Washington. Mr. Goli has also served as a director of NetGear, Inc. since August 2021 and as a member of its Nominating and Corporate Governance and Software and Subscription Committees.
Richard J. Jacquet, Jr. has served as our Senior Vice President and Chief People Officer since January 2019. Prior to joining Coursera, Mr. Jacquet was the Chief People Officer of Gigamon Inc., a networking and security SaaS company, from May 2013 until January 2019. From March 2007 to May 2013, Mr. Jacquet held various VP-level human resources positions at Yahoo! Inc. Mr. Jacquet holds a B.S. in Business from California State University, Chico and an M.B.A. from Notre Dame de Namur University.
Michele M. Meyers has served as our Vice President, Accounting and Chief Accounting Officer since March 2022. Prior to joining Coursera, Ms. Meyers spent seven years at Black Knight, Inc. (NYSE: BKI), a market-leading provider of software solutions, data, and analytics to the mortgage and real estate industries, serving for three years as their Chief Accounting Officer and Treasurer and for four years as their Vice President, Finance and Controller. From July 2012 to January 2015, Ms. Meyers served as Vice President and Corporate Controller of Altisource Portfolio Solutions S.A. (Nasdaq: ASPS), an integrated service provider and marketplace for the real estate and mortgage industries. Ms. Meyers began her career with Deloitte & Touche LLP, where she held various titles of increasing responsibility, last serving in the role of Audit Senior Manager. Ms. Meyers earned a bachelor’s degree in Accounting from the University of West Florida and is a certified public accountant.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for the year ended December 31, 2023. It also explains how we determined the material elements of compensation for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly-compensated executive officers for the year ended December 31, 2023, and who we refer to as our “named executive officers” or “NEOs.”
2023 Named Executive Officers
For 2023, our NEOs were:

Jeffrey N. Maggioncalda President, Chief Executive Officer, and Director (Our CEO)	Kenneth R. Hahn Senior Vice President, Chief Financial Officer, and Treasurer (Our CFO)	Leah F. Belsky Senior Vice President and Chief Revenue Officer	Alan Cardenas Senior Vice President, General Counsel, and Secretary	Shravan K. Goli Senior Vice President and Chief Operating Officer

Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation element that we provide to our executive officers. In addition, it explains how and why the LDEIC committee arrived at the specific compensation decisions for our executive officers, which include our NEOs, in 2023. This Compensation Discussion and Analysis is intended to be read in conjunction with the “Executive Compensation Tables” section of this proxy statement below, which provides further historical compensation information.
Executive Summary
Our executive compensation program is designed to attract, retain, and motivate the key leaders who drive our strategic and financial performance. Our program structure and compensation decisions serve to meet these talent management objectives and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.
2023 Business Highlights
In 2023, we delivered strong results, executing amidst a challenging external environment that remained dynamic. During 2023, we delivered the following financial and strategic results:
•Delivered year-over-year revenue growth of 21%, reflecting the demand we continue to see from individuals and institutions seeking the latest digital skills and branded credentials for today’s fast-changing economy and technology landscape.
•Achieved our growth with increased leverage, including our first positive Adjusted EBITDA quarter, delivering on our commitment to build a platform and business model that scales.

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•Added approximately 24 million new registered learners, growing our global learner base to approximately 142 million.
•Broadened our Enterprise customer base with more than 200 new Paid Enterprise Customers, including businesses, governments, and campuses.
•Announced approximately 20 new entry-level Professional Certificates from partners, including Amazon Web Services (AWS), Google, IBM, and Microsoft.
•Announced nearly 20 new degree programs from U.S. and international universities, emphasizing growing pathways between our open content and college degrees to drive accessibility, affordability, and job-relevance.
•Expanded the number of courses and credentials with American Council on Education credit recommendations, while securing our first regional recommendations with the European Credit Transfer and Accumulation System.
•Accelerated our AI-powered translation initiative, allowing learners speaking up to 18 popular languages like Arabic, French, German, Spanish, Thai and more to access over 4,000 courses, Specializations, and Professional Certificates in their local language.
•Introduced Coach, our virtual learning assistant powered by generative AI and grounded in our expert content, with encouraging initial feedback and engagement from learners in our beta program.
Please refer to our Annual Report for additional 2023 financial and business information.

Financial Highlights

REVENUE

Segment	Revenue	Change
CONSUMER	$365.2 million	+24% y/y
ENTERPRISE	$219.5 million	+21% y/y
DEGREES	$51.0 million	+9% y/y
TOTAL	**$635.8 million**	+21% y/y

FREE CASH FLOW

$7.894 million *vs* $(53.305) million in 2022

2023 Executive Compensation Highlights
Our strong belief that executives’ interests should be aligned with our stockholders’ experience underpins our executive compensation program. Consistent with this goal, our compensation program is designed so that a substantial portion of our executive officers’ target annual compensation opportunity is both variable in nature and “at-risk”. In addition, the LDEIC committee sets challenging performance goals for each of the metrics used under our incentive compensation programs so that what executives

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ultimately earn is based on strong performance measured against pre-established objectives that are key to our success and, ultimately, stockholder value creation.
Consistent with our performance and compensation philosophy, the LDEIC committee took the following compensation actions for our NEOs in 2023:
•Base Salaries: None of our NEOs received a base salary increase in 2023 except for Mr. Hahn who received a salary increase of 5% in March 2023 as a merit increase and Mr. Cardenas, who received a salary increase of 3% in March 2023 as a merit increase and an increase of 14% in connection with his promotion to General Counsel. At his request, the base salary of our CEO, Mr. Maggioncalda, has not been increased since he joined us in 2017.
•Annual Cash Incentive Bonus Opportunities: All of our NEOs maintained the same annual cash incentive bonus target percentages for 2023 as in 2022 except for Mr. Cardenas whose target percentage increased from 30% to 50% of his base salary effective in May 2023 in connection with his promotion to General Counsel, with his 2023 bonus payout prorated accordingly. At his request, our CEO has declined increases to his annual cash incentive bonus target since he joined us in 2017, despite his bonus target opportunity being below public company norms for a CEO. Based on the achievement of pre-established metrics, the 2023 cash incentive bonuses for our NEOs were earned and paid at 82.6% of target.
•Equity Awards (Long-Term Incentives): We did not grant any equity awards to our NEOs in 2023 except for Mr. Cardenas who received RSU and stock option awards that vest quarterly over four years subject to his continued employment, in connection with his promotion to General Counsel. We resumed equity grants for our NEOs in the first quarter of 2024 (other than our CEO who declined to receive an equity award in 2024) and expect to resume granting annual refresh equity awards to our NEOs, including our CEO, in the first quarter of 2025.
•Stockholder Outreach and Response to Feedback - Introduction of Stock Ownership Guidelines and Performance Based Equity Awards: We engaged in significant stockholder outreach in connection with the results of our say-on-pay vote in 2023 in order to better understand the concerns of our largest stockholders. As a result of stockholder feedback, in 2024, we adopted stock ownership guidelines and introduced performance-based restricted stock units (“PSUs”) to our executive compensation program. For 2024, PSUs represent 25% of equity awards granted to our executive officers (other than our CEO who declined to receive an equity award in 2024). For 2024, the PSUs are based on a revenue goal over a one-year performance period, with a four-year total vesting schedule. We will continue to review the mix of PSUs and RSUs in future years with the goal of increasing the weighting of PSUs to align with market norms. We will also periodically review the performance metric(s) and the length of the performance period. For more information on our stockholder engagement, 2024 PSU program, see the “Stockholder Engagement and our Say-on-Pay Vote” and “2024 PSU program” sections of this Compensation Discussion & Analysis.
•Clawback Policy Adoption: We adopted an incentive compensation recoupment policy (“clawback policy”) that complies with SEC rules and NYSE listing standards. The policy requires recoupment of erroneously awarded incentive-based compensation paid to our current or former executive officers in the event of an accounting restatement.
•No Perquisites: Consistent with our past practice, we did not provide any perquisites to our NEOs in 2023.

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*     The performance measures under our 2023 Executive Incentive Compensation Plan are defined and further described in “Compensation Elements—Annual Cash Incentive Bonus Opportunity”.

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Emphasis on At Risk Compensation
Consistent with our compensation philosophy, our executive compensation program emphasizes “at-risk” pay over “fixed” pay and focuses on long-term incentives. The annual compensation of our executive officers varies from year to year based on our corporate financial and operational results and the performance of our stock price. In 2023, we did not grant equity awards to our NEOs, other than to Mr. Cardenas in connection with his promotion to General Counsel. As a result, total direct compensation in 2023 did not consist of a majority of at-risk pay.
For 2024, we expect that our introduction of PSUs as a component of our overall executive equity compensation program will result in a substantial portion of our NEOs’ compensation to be performance-based pay. The following chart shows the average pay mix for our NEOs (other than our CEO) in 2023 and their expected pay mix in 2024.

Average Pay Mix and Target Direct
Compensation for our NEOs (Other Than CEO)*
2023
Annual Cash Bonus 37%
At-risk pay 37%
Base Salary 63%
$0.4M
$0.2M
Base Salary
Annual Cash Bonus
2024
PSUs 21%
Base Salary 10%
At-risk pay 90%
Annual Cash Bonus 7%
RSUs 62%
$2.7M
$0.9M
$0.4M
$0.3M
Base Salary
Annual Cash Bonus
RSUs**
PSUs**

*    The data excludes our CEO given that he declined to receive any equity awards in 2023 and 2024 in light of a significant “catch-up” equity award he was granted in 2022, as described in “Equity Awards (Long-Term Incentive Compensation)” below. The 2023 data excludes Alan Cardenas who was granted RSU and option awards in connection with his promotion to General Counsel in May 2023.
**    Amounts are based on the average of the LDEIC committee’s targeted economic value of the RSU and PSU awards, respectively, granted in March 2024 to the applicable NEOs (other than our CEO). The average grant date fair values of such RSU and PSU awards is $2.3 million for the RSUs and $0.8 million for the PSUs, computed in accordance with ASC 718.
Pay-for-Performance
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers with the goal of aligning their interests with those of our stockholders. To ensure alignment and to motivate and reward individual initiative and effort, a substantial portion of our executive officers’ target annual compensation opportunity is both variable in nature and “at-risk”.

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We emphasize at risk compensation that appropriately rewards our executive officers through two separate compensation elements:
•Bonuses: A substantial portion of our executive officers’ total compensation opportunity is derived from participation in our cash bonus plan, which provides annual cash payments based on short-term financial, operational, and strategic results that meet or exceed the objectives set by our LDEIC committee.
•Equity Awards: Equity compensation, in the form of RSUs and stock option awards, generally comprise a majority of our executive officers’ target total direct compensation opportunities. These awards are aimed at rewarding our executive officers over a multi-year period. The current and future economic value of these awards depends significantly on the value of our common stock, thereby incentivizing our executive officers to build sustainable long-term value for the benefit of our stockholders.
Variable pay elements ensure that, each year, a substantial portion of our executive officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability based on our performance. The performance goals we set for 2023 for our annual cash bonus plan were aggressive and resulted in a payment of approximately 82.6% of the target bonus level under the 2023 Executive Incentive Compensation Plan, as described in greater detail below. As we mature as a public company, we intend that our executive compensation program will continue to evolve to reflect our executive compensation philosophy and objective of rewarding strong performance with competitive and incentivizing compensation.
Executive Compensation Best Practices
We maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2023, the following executive compensation policies and practices were in place:

WHAT WE DO
✓    Compensation Committee Independence — Our compensation committee, the LDEIC committee, is composed solely of independent directors.
✓    LDEIC Committee Advisor Independence — The LDEIC committee utilizes an independent compensation consultant, which is retained directly by the LDEIC committee and provides no other services to Coursera.
✓    Emphasize Long-Term Equity Compensation — We use equity awards to deliver long-term incentive compensation opportunities to our executive officers. These equity awards vest over multi-year periods, which helps serve our long-term value creation goals and retention objectives.
✓    Pay for Performance: Annual Bonuses — Consistent with our performance-based annual incentive program design, 100% of each executive officer’s cash bonus payment for 2023 was tied to Coursera’s performance metrics.
✓    Annual Compensation Review — We conduct an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.
✓    Compensation-Related Risk Assessment — We conduct an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on the company.
✓    Reasonable Change-in-Control Arrangements — The post-employment compensation arrangements for our executive officers provide for amounts and multiples that are within reasonable market norms.
✓    Annual Say-on-Pay Vote — We proactively seek annual stockholder feedback on our executive compensation program.
✓    Succession Planning — We review the risks associated with our key executive positions on an annual basis so that we have an adequate succession strategy and plans are in place for our most critical positions.
✓    Clawback Policy — We have a compensation recoupment, or clawback, policy that requires recoupment of erroneously awarded incentive-based compensation paid to our current and former executive officers in the event of an accounting restatement.

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WHAT WE DO NOT DO
✗    No Guaranteed Bonuses — Our annual cash incentive bonus plan for our executive officers is performance-based and does not provide for any guaranteed minimum payment levels.
✗    No Executive Retirement Programs — We do not offer a pension plan or other executive retirement or nonqualified deferred compensation plans or arrangements.
✗    No Executive Perquisites — We do not provide any special perquisites or other personal benefits to our executive officers.
✗    No Hedging and Pledging — Employees, including our executive officers, and non-employee directors are prohibited from hedging our securities and from pledging our securities as collateral for a loan, without the prior written approval of our General Counsel or such designee (in the absence of a General Counsel, our Chief Financial Officer).
✗    No Tax “Gross-Ups” or Payments — We do not provide any “gross-ups” or tax payments in connection with any compensation element.
✗    No Dividends — We do not have a practice of paying dividends and have not paid dividends or dividend equivalents on unvested equity awards.
Stockholder Engagement and our Say-on-Pay Vote
Our relationship with our stockholders plays an important part in our long-term success, and we are committed to maintaining an active dialogue to understand stockholders’ priorities and concerns.
At our 2023 annual meeting of stockholders, our Say-on-Pay vote on the compensation of our NEOs for 2022 received the support of 52% of the votes cast. The LDEIC committee and our full Board took this vote outcome seriously and undertook extensive stockholder outreach in order to better understand this vote result and solicit stockholder feedback. We contacted 16 of our largest stockholders, representing approximately 47% of our common stock held by non-affiliates and met with 9 investors representing approximately 34% of our shares outstanding as of the date of outreach. The majority of these engagements included members of our executive team.
We received valuable feedback on our executive compensation program, policies, and practices during these meetings and appreciate the time our investors spent with us. We plan to continue to conduct outreach annually to address any questions or concerns stockholders may have on our executive compensation program or broader governance practices.
After carefully considering these discussions, the LDEIC committee made two significant changes to our compensation program and practices beginning in 2024:
•Introduced PSUs into our long-term equity incentive program beginning in 2024; and
•Adopted Stock Ownership Guidelines for Board members and certain executives, including our NEOs, requiring individual ownership of a specified value of our common stock by the later of March 2029 or within five years from becoming a covered director or executive.

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The table below summarizes the principal areas of feedback we received relating to executive compensation and our responses to that feedback.

Key Topics Discussed with Stockholders	What we Heard from Stockholders	Our Perspective/how we Responded

Equity compensation design	All stockholders we spoke with were supportive of Coursera incorporating performance-based equity compensation, such as PSUs, as a component of our equity incentive program.
We did not grant any equity awards to our NEOs in 2023 (other than for Mr. Cardenas in connection with his promotion). Beginning in 2024, we granted PSUs to our NEOs (other than our CEO) that are expected to account for 25% of their target value of equity incentive awards for 2024 (the “2024 PSU Program”).

Compensation alignment with long-term strategic objectives	Several stockholders encouraged us to avoid overly complex designs for our performance-based equity compensation and to think about how to align performance metrics with our long-term strategic objectives and our financial framework.
The LDEIC committee considered stockholder feedback when designing the 2024 PSU program to implement performance metrics based on revenue achievement in alignment with our long-term strategic objectives and our financial framework. The LDEIC committee believes at our current stage of growth, revenue is the most critical measure of our performance and indicator of our long-term success.

Insider equity ownership
Stockholders raised the importance of long-term equity ownership by our executives to further alignment with stockholders.
Stockholders indicated a preference for equity award vesting periods between three and five years to foster a long-term mindset among senior leaderships.

We adopted robust stock ownership guidelines applicable to our executives, as discussed in greater detail above in the “Board of Directors and Corporate Governance” section of this Proxy Statement.
Stockholders favorably viewed the four-year time-based vesting schedule applicable to our NEOs’ 2022 RSU grants. No RSUs were granted to our NEOs in 2023 (other than for Mr. Cardenas in connection with his promotion). For 2024, we maintained the four-year time-based vesting schedule for RSU awards granted to our NEOs, except for our CEO, who we do not expect will be granted equity awards in 2024.

CEO equity grant size	The stockholders we spoke with who voted against the 2023 say-on-pay proposal remarked on the size of our CEO’s 2022 equity awards as a significant factor in their decision-making.
We re-emphasized that our 2022 awards to our CEO were substantially larger than a typical annual grant due to the need to ensure appropriate retentive hold for our CEO as we transitioned our equity granting practices from our historic “box car” approach to an annual cadence more typical for public companies.
As part of this transition, we expect to grant equity in the first quarter of each fiscal year. Accordingly, following our November 2022 grants, no NEOs received an equity award during 2023 (other than Mr. Cardenas in connection with his promotion), and our 2024 equity awards are expected to be granted to all NEOs other than our CEO.
Our CEO did not receive any equity awards in 2023, and we have not and do not plan to grant our CEO an equity award in 2024. We intend to provide our CEO with market-aligned annual equity awards beginning in 2025.

Compensation Philosophy and Guiding Principles
We have designed our executive compensation program to reward our executive officers at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly-competitive technology and consumer-oriented environments in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period, enable us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.

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As we mature as a public company, we expect that our executive compensation program will continue to evolve to reflect our executive compensation philosophy and objective of rewarding strong performance with competitive and incentivizing compensation. At a minimum, we expect the LDEIC committee to review executive compensation annually.
Compensation-Setting Process
Role of the LDEIC Committee
The LDEIC committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our executive officers and the compensation of the non-employee members of our Board. The LDEIC committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers. The LDEIC committee’s authority, duties, and responsibilities are described in its charter, which is reviewed regularly and revised and updated as warranted. The charter is available on our Company website at https://investor.coursera.com/ under the heading “Governance — Governance Documents.”
While the LDEIC committee determines our overall compensation philosophy and approves the compensation of our executive officers, it relies on its compensation consultant and legal counsel, as well as our CEO, our CFO, our Chief People Officer, and our executive compensation staff to formulate recommendations with respect to specific compensation actions. The LDEIC committee makes all final decisions regarding compensation for our executive officers, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. The LDEIC committee periodically reviews compensation matters with our Board. The LDEIC committee meets on a regularly-scheduled basis and at other times as needed. The LDEIC committee met four times during 2023.
Each year, the LDEIC committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions, and decisions are (i) properly coordinated, (ii) aligned with our vision, mission, values, and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the LDEIC committee makes any necessary or appropriate modifications to our existing plans and arrangements or adopts new plans or arrangements.
To understand the competitive market in which we compete for talent, the LDEIC committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various elements of our executive compensation program, the LDEIC committee considers market and industry practices, as well as the tax efficiency of our compensation structure and its impact on our financial condition. While the LDEIC committee considers numerous factors in its deliberations, it places no formal weighting on any one factor.
The LDEIC committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives.
The factors considered by the LDEIC committee in determining the compensation of our executive officers for 2023 included:
•the recommendations of our CEO (except with respect to his own compensation as described below);
•our overall corporate growth and other elements of financial performance;
•our overall corporate achievements against one or more short-term performance objectives;
•the individual performance of each executive officer;
•a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);

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•the expected future contribution of the individual executive officers;
•historical compensation awards of the individual executive officers; and
•internal pay equity between our executive officers.
For 2023, the LDEIC committee did not weigh these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the LDEIC committee considered this information in light of their individual experience, knowledge of the Company, knowledge of each executive officer, knowledge of the competitive market, and business judgment in making their decisions regarding executive compensation and our executive compensation program.
As part of this process, the LDEIC committee also evaluates the performance of our CEO each year and makes all decisions regarding base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. Our CEO is not present during any of the deliberations regarding his compensation.
Role of our CEO
Our CEO works closely with the LDEIC committee to structure the compensation program for our other executive officers. Our CEO also makes recommendations to the LDEIC committee as described in the following paragraph and is involved in the determination of compensation for the respective executive officers who report to him.
At the beginning of each year, our CEO reviews the performance of our other executive officers for the previous year, and then shares these evaluations with, and makes recommendations to, the LDEIC committee for each element of compensation, including base salary adjustments, target annual cash bonus opportunities, and long-term incentives in the form of equity awards for each of our executive officers based on our results, the individual executive officer’s contribution to these results and performance toward achieving their individual performance goals, and the market data from the independent compensation consultant. The LDEIC committee then reviews these recommendations, considers the other factors described above, and makes decisions as to the target total direct compensation of each executive officer (other than our CEO), as well as each individual compensation element.
While the LDEIC committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the compensation of our executive officers. Ultimately, the LDEIC committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our executive officers. No executive officer participates in the determination of the amounts or elements of their own compensation.
Role of Compensation Consultant
Pursuant to its charter, the LDEIC committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determined in its sole discretion, to assist in carrying out its responsibilities. The LDEIC committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the LDEIC committee.
For 2023, the LDEIC committee continued to engage Compensia, a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the LDEIC committee by Compensia with respect to Coursera’s 2023 compensation program were as follows:
•reviewed and recommended updates to our compensation peer group;
•provided advice with respect to compensation best practices and market trends for our executive officers and Board members;
•analyzed levels of overall compensation and each element of compensation of our executive officers;

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•analyzed levels of overall compensation and each element of compensation for our Board members;
•conducted an executive compensation risk analysis;
•conducted an analysis of our CEO pay ratio and pay versus performance disclosures for this Proxy Statement;
•reviewed this Compensation Discussion and Analysis and other disclosures in this Proxy Statement; and
•provided ad hoc advice and support throughout the year.
A representative of Compensia attends meetings of the LDEIC committee as requested and may also communicate with the LDEIC committee outside of meetings. Compensia reports to the LDEIC committee rather than to management, although Compensia may meet with members of management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the LDEIC committee and providing them with market data to assist them in developing their proposals. Throughout 2023, Compensia met with various members of management to collect data and discuss management’s executive compensation proposals.
The LDEIC committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to Coursera and has not received any compensation other than with respect to the services for the benefit of the LDEIC committee.
The LDEIC committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of the NYSE, and has concluded that Compensia is independent and that the work of Compensia on behalf of the LDEIC committee has not raised any conflict of interest.
Competitive Positioning
Given our unique history and business, market competitors, and geographical location, the LDEIC committee believes that the competitive market for executive talent is composed of U.S. technology companies, with a focus on technology companies providing education services. Accordingly, the LDEIC committee develops a compensation peer group to contain a carefully-selected cross-section of such public companies using factors described below, with revenue and market capitalization that are similar to ours. This data is supplemented with executive compensation survey data representing both public and private technology companies of similar revenue and market capitalization. The LDEIC committee considers the compensation practices of these peer group companies as one factor in its compensation deliberations.
Compensation Peer Group
As part of its deliberations, the LDEIC committee considers competitive market data on executive compensation levels and practices and a related analysis of such data. This data is drawn from a select group of peer companies developed by the LDEIC committee, as well as compensation survey data.
In 2022, in preparation for the annual review of executive compensation in the first quarter of 2023, the LDEIC committee directed Compensia to review, and if appropriate, propose updates to its group of peer companies. These peer companies were to be used as a reference for market positioning and for assessing competitive market practices. Compensia undertook a detailed review of the pool of U.S.-based publicly traded companies, taking into consideration our industry sector, the size of such companies (based on revenues and market capitalization) relative to our size, and growth rate. Following this review, Compensia recommended to the LDEIC committee the following peer group consisting of 22 publicly traded educational services and software companies, which the LDEIC committee subsequently approved.

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*    Represents the revenue and market capitalization ranges of our peer group companies at the time of the LDEIC committee’s approval of the peer group in 2022.
This compensation peer group was used by the LDEIC committee in connection with its annual review of our executive compensation program for 2023 in the second half of 2022. Specifically, the LDEIC committee reviewed the compensation data drawn from the compensation peer group, in combination with industry-specific compensation survey data from Radford Aon to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The LDEIC committee then evaluated how our pay practices and the compensation levels of our executive officers compared to the competitive market. As part of this evaluation, the LDEIC committee also reviewed the performance measures and performance goals generally used within the competitive market to reward performance.
Compensation peer group information is one of several factors that the LDEIC committee considers in making its decisions with respect to the compensation of our executive officers. However, we do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, solely upon any type of benchmarking to a peer or other representative group of companies. The LDEIC committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the LDEIC committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages.

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Compensation Elements
The three primary elements of our executive compensation programs are: (1) base salary, (2) annual cash bonus opportunities, and (3) long-term incentives in the form of equity awards, as described below:

Compensation Element	What This Element Rewards	Purpose and Key Features of Element

Base Salary	Individual performance and relative contributions and responsibilities, level of experience, expected future performance, and contributions	Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on the facts and circumstances of each executive officer and each individual position

Annual Cash Bonus Opportunities	Achievement of pre-established corporate performance objectives
Motivates executive officers to achieve our key business objectives for the year
Performance objectives are established to incent our executive officers to achieve or exceed performance objectives. For 2023, payouts for corporate performance objectives could range from 0% to 150% for each objective, depending on actual achievement; actual 2023 bonuses were earned at 82.6% of target under the 2023 Executive Incentive Compensation Plan

Equity Awards (Long-Term Incentives)
Achievement of long-term stockholder value and to attract, retain, motivate, and reward executive officers over extended periods for successful corporate performance
Multi-year vesting requirements promote retention of highly-valued executive officers

Encourages creation and maintenance of long-term stockholder value because the ultimate value of these equity awards is directly related to the market price of our common stock, and the awards vest over an extended period of time
Equity awards generally vest over multiple years, provide a variable “at risk” pay opportunity, and serve to focus management on long-term value creation while also attracting, retaining, motivating, and rewarding executive officers

Our executive officers are also eligible to participate in the standard employee benefit plans available to most of our employees (depending on location). In addition, our executive officers are eligible for post-employment (severance and change in control) payments and benefits under limited circumstances. Each of these compensation elements is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our NEOs in 2023 under each of these elements. Variable pay elements ensure that, each year, a substantial portion of our executive officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability based on our performance.
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program that enables us to attract and retain a stable management team. Base salaries for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account the executive’s position, qualifications, experience, prior salary level, expected contributions, market data, and the base salaries of our other executive officers. Thereafter, the LDEIC committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate. No executive officers are entitled to any automatic base salary increases, and all base salary increases are determined by the LDEIC committee at its discretion.
As part of its annual review of our executive officers’ base salaries, the LDEIC committee took into consideration a competitive market analysis performed by Compensia and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, the LDEIC committee determined to provide merit increases to Mr. Hahn and

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Mr. Cardenas in the amounts of 5.1% and 3.0% of base salary, respectively, effective as of March 1, 2023. Mr. Cardenas’ base salary was thereafter increased to $380,000, effective as of May 24, 2023, in connection with his promotion to General Counsel. At our CEO’s request, his base salary has not increased since he joined us in 2017.
The base salaries of our NEOs as of December 31, 2023 and 2022 were as follows:

Named Executive Officer	Base Salary at December 31, 2023 ($)	Base Salary at December 31, 2022 ($)	Percentage Increase (%)

Jeffrey N. Maggioncalda	400,000	400,000	—%
Kenneth R. Hahn	431,000	410,000	5.1%
Shravan K. Goli	473,000	473,000	—%
Leah F. Belsky	426,000	426,000	—%
Alan Cardenas(1)	380,000	324,800	17.0%
1.    Mr. Cardenas’ base salary was increased to $334,544 effective March 1, 2023 as a merit increase. Effective May 24, 2023, his base salary was increased to $380,000 in connection with his promotion to General Counsel.
Annual Cash Incentive Bonus Opportunity
We use annual cash bonus opportunities to motivate our executive officers to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our executive officers. Annual cash bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.
The LDEIC committee establishes annual cash incentive bonus opportunities pursuant to our executive incentive compensation plans designed to reward our executive officers for achieving predetermined corporate performance targets over our fiscal year. The annual cash bonus opportunities are designed to pay above-target bonuses when we exceed our annual corporate objectives and below-target bonuses when we do not achieve these objectives. All of our NEOs were eligible to participate in the 2023 Executive Incentive Compensation Plan.
Under the 2023 Executive Incentive Compensation Plan, the LDEIC committee has the authority to determine the performance measures and related target levels applicable to the annual cash bonus opportunities for our executive officers. The performance measures involving our financial results could be determined in accordance with U.S. generally accepted accounting principles (“GAAP”), or such financial results could consist of non-GAAP financial measures, and any actual results are subject to adjustment by the LDEIC committee for one-time items or unbudgeted or unexpected items when determining whether the target levels for the performance measures have been met. Individual performance objectives could be established on the basis of any factors the LDEIC committee determines relevant, and are subject to adjustment on an individual, divisional, business unit, or company-wide basis.
Under the 2023 Executive Incentive Compensation Plan, the LDEIC committee could, in its sole discretion and at any time, increase, reduce, or eliminate a participant’s actual bonus payment, and/or increase, reduce, or eliminate the amount the Company allocates to the bonus pool for the year. Further, any bonus paid under the 2023 Executive Incentive Compensation Plan could be below, at, or above a participant’s target bonus opportunity, in the LDEIC committee’s sole discretion. The LDEIC committee could determine the amount of any reduction on the basis of such factors as it deemed relevant, and it was not required to establish any allocation or weighting with respect to the factors it considered.

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2023 Target Cash Bonus Opportunities
After reviewing comparative data of the percentages of pay that is at risk for comparable officers at the companies in our compensation peer group, the LDEIC committee approved the following target annual cash bonus opportunities for each of our NEOs under the Executive Incentive Plan for 2023, expressed as a percentage of annual base salary. All of the NEOs maintained the same annual cash incentive bonus target percentages for 2023 as in 2022 except for Mr. Cardenas whose target percentage increased in May 2023 in connection with his promotion to General Counsel.

Named Executive Officer	2023 Target Cash Bonus Opportunity (as a percentage of base salary) (%)	2023 Target Cash Bonus Opportunity ($)

Jeffrey N. Maggioncalda	63	252,000
Kenneth R. Hahn	70	301,700
Shravan K. Goli	80	378,400
Leah F. Belsky(1)	100	426,000
Alan Cardenas(2)	50	154,518
1.Ms. Belsky’s target cash bonus opportunity under the 2023 Executive Incentive Plan was 100% of base salary in connection with the LDEIC’s decision that she only participate in the 2023 Executive Incentive Compensation Plan and not any other commissions-based bonus plans. For 2022, Ms. Belsky had been eligible to receive target cash bonus opportunities for up to 100% of her base salary comprised of (i) 25% target cash bonus opportunity under the 2022 Executive Incentive Compensation Plan, and (ii) 75% target cash bonus opportunity under the 2022 Enterprise Incentive Plan that included commission-based cash bonus payments upon the achievement of certain enterprise financial targets.
2.Mr. Cardenas’ target cash bonus opportunity increased from 30% to 50% of base salary effective as of May 24, 2023, in connection with his promotion to General Counsel, and the dollar amount of his 2023 target cash bonus opportunity was prorated to reflect the adjustments in 2023 to his salary and target bonus percentages.
Corporate Performance Measures, Targets, Results, and Bonus Decisions
Our executive officers’ target annual cash bonus opportunities under our 2023 Executive Incentive Compensation Plan are determined solely based on the corporate performance objectives discussed below (subject to any exercise of LDEIC committee discretion, which it did not elect to exercise during 2023). The LDEIC committee determined that the 2023 target cash bonus opportunity allocations were appropriate to focus our executive officers on our short-term financial objectives as reflected in our annual operating plan. In February 2023, the LDEIC committee approved the following corporate performance measures under the 2023 Executive Incentive Plan:
•“Revenue”: Coursera’s total annual revenue based on GAAP as disclosed in the Annual Report;
•“Enterprise Bookings”: annual contract dollar value of new, upsell, or cross-sell Coursera for Business, Coursera for Campus, and Coursera for Government contracts closed during the year ended December 31, 2023; and
•“New Student Degree Revenue”: revenue attributable to students who enrolled in a degree program for the first time in 2023, and in which the academic term also commenced in 2023.

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*    Enterprise Bookings and New Student Degree Revenue are non-GAAP financial measures for which there is no comparable GAAP measure.
The metrics selected for 2023 were similar to those used in 2022, although the LDEIC committee determined that Enterprise Bookings and New Student Degrees Revenue (as compared to the Coursera for Campus ACV and New Enrolled Degree Students metrics used in 2022) better aligned with our 2023 strategic growth goals. For each performance measure, the LDEIC committee established challenging and rigorous thresholds, target, and maximum levels of achievement that required significant growth compared to prior year actual results to achieve at the target level. We do not publicly disclose Enterprise Bookings or New Degree Student Revenue as we believe this information is competitively sensitive. Accordingly, we do not publicly disclose the specific targets for these two metrics, but have endeavored to provide information in this discussion as to the challenging nature of these goals and the level of our achievement for 2023.
Each of the corporate performance measures were equally weighted. The LDEIC committee believed these performance measures were appropriate for our business because they focused on overall growth in company revenue and specific strategic business initiatives, both of which it believes directly influence long-term stockholder value. In February 2023, the LDEIC committee established the following minimum, target, and maximum levels of achievement for the corporate performance measures and their respective payment amounts, with the actual bonus payment with respect to each measure to be determined independently. The LDEIC committee believed that satisfaction of the minimum, target, and maximum levels of achievement for each of the corporate performance measures would require significant growth. In the event of actual performance between the threshold and target, and target and maximum, performance levels, the payment amount was to be calculated between each designated segment on a linear basis.

Corporate Performance Measure	Threshold Performance Level (Achievement %)	Threshold Payment Level (% of Target Payout)	Target Performance Level (%)	Target Payment Level (%)	Maximum Performance Level (%)	Maximum Payment Level (%)

Revenue	75	50	100	100	≥125	150
Enterprise Bookings	75	50	100	100	≥125	150
New Student Degree Revenue	60	50	100	100	≥125	150

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In January 2024, the LDEIC committee determined that our actual achievement with respect to the corporate financial objectives under the 2023 Executive Incentive Compensation Plan for revenue, as compared with the target, was as follows:

Corporate Performance Measure	2023 Target Level (in $ millions)	2023 Actual Result (in $ millions	2023 Percent Achieved (%)

Revenue	620.2	635.8	102.5
In January 2024, the LDEIC committee also determined that our actual performance of the Enterprise Bookings and New Student Degree Revenue performance measures in 2023 had been 82.4% and 82.5%, respectively. As a result, the LDEIC committee awarded the achievement of the Enterprise Bookings performance and New Student Degree Revenue at 64.8% and at 78.1% payment levels, respectively.
Accordingly, the LDEIC committee determined that, based on our actual performance with respect to each corporate performance measure, the corporate performance objectives had been achieved, in the aggregate, at 82.6% under the 2023 Executive Incentive Compensation Plan.
*    In the event of actual performance between the threshold and target, and target and maximum, performance levels, the payment amount will be calculated between each designated segment on a linear basis.
Accordingly, the LDEIC committee approved bonus payments as follows for our named executive officers:

Named Executive Officer	2023 Target Annual Bonus ($)	Actual Payout as a Percentage of 2023 Annual Target Bonus (%)	Actual Annual Cash Bonus Payment ($)

Jeffrey N. Maggioncalda	252,000	82.6	206,500
Kenneth R. Hahn	301,700	82.6	249,204
Leah F. Belsky	426,000	82.6	351,876	(1)
Alan B. Cardenas	154,518	82.6	127,633
Shravan K. Goli	378,400	82.6	312,558

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Equity Awards (Long-Term Incentive Compensation)
Our LDEIC committee grants long-term incentive compensation in the form of equity awards to motivate and retain our executive officers, attract key talent, retain and align their interests with that of our stockholders. Equity awards enable us to provide our executive officers with the opportunity to build an equity interest in Coursera and to share in the potential appreciation of the value of our common stock. Over time, the equity vehicles we have used to incentive our executive officers have evolved. Prior to our IPO, we relied on options to purchase shares of our common stock to incentivize our executive officers. Beginning in 2019, including leading up to our IPO, we began granting RSUs that may be settled for shares of our common stock as the principal vehicles for delivering long-term incentive compensation opportunities to our executive officers.
No Equity Awards Granted in 2023 to our NEOs (except for Mr. Cardenas in connection with his promotion)
In most years, equity compensation comprises a majority of our executive officers’ target total direct compensation opportunities. These awards are aimed at rewarding our executive officers over a multi-year period. In 2022, the LDEIC committee granted certain equity awards that were significantly larger than typical annual awards. As previously disclosed, our 2022 equity awards included a “catch up” equity grant component for our CEO to align his unvested equity holdings within the range of our peer group and to provide an appropriate retention benefit. In 2022, we also granted an equity award to each of Mr. Goli and Ms. Belsky in recognition of their promotions and increased responsibilities that year. The LDEIC committee viewed these grants as essential to adequately motivate performance and achieve our retention objectives, but recognized that the size of the grants in 2022 were larger than a typical annual grant.
In light of the significant grants made to our CEO, Mr. Goli, and Ms. Belsky in 2022, the LDEIC committee and management determined not to grant equity awards to our NEOs in 2023 other than to Mr. Cardenas in connection with his promotion to General Counsel, and determined to return to a more typical grant cycle thereafter, beginning in 2024. In 2023, Mr. Cardenas was granted the following equity awards in connection with his promotion to General Counsel on May 24, 2023:

Named Executive Officer	RSU Awards (number of shares) (#)	Option Awards (number of shares) (#)

Alan B. Cardenas(1)	67,568	135,136
1.    The RSU and stock option awards granted to Mr. Cardenas vest in quarterly installments over four years beginning August 15, 2023, subject to Mr. Cardenas’ continued employment with Coursera on each such vesting date.
We resumed equity grants to our executive officers (except for our CEO who declined to receive any equity award in 2024), in the first quarter of 2024 and plan to grant annual refresh equity awards to our executives, including our CEO, beginning in the first quarter of 2025.
2024 PSU Program
After carefully considering stockholder feedback, as summarized above, the LDEIC committee introduced PSUs as a component of our long-term incentive compensation program for our executive officers. In March 2024, our NEOs, other than our CEO, were granted PSUs pursuant to which the number of shares eligible to be earned under such PSUs will be determined based on Coursera’s achievement of revenue for 2024 and will be determined following the filing of our Annual Report on Form 10-K for the fiscal year ending December 31, 2024. Shares under the PSU awards that become eligible to vest, if any, based on achievement of revenue will be subject to time-based vesting with 25% vesting on February 15, 2025 and 6.25% vesting on each company designated quarterly vesting date thereafter, subject to the applicable NEO’s continuous service with us through each quarterly vesting date. The PSUs granted to our NEOs in 2024 (except for our CEO who declined to receive any equity award in 2024) are expected to represent 25% of each such NEO’s equity compensation for 2024.

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For 2024, the LDEIC committee selected revenue as the performance metric for the PSUs, since at this stage of our maturity, it views revenue growth as the single most important metric indicative of our long-term success and therefore long-term value creation for our stockholders. Further, given the rapidly evolving nature of our business as we grow, the LDEIC committee believes that the performance measure for the 2024 PSU program, which is based upon our fiscal year 2024 performance, was necessary to provide the line of sight necessary to set a challenging yet potentially achievable performance goals to promote Coursera’s long-term success and increase stockholder alignment and value.
In determining the amount of each NEO’s equity award for 2024 (except for our CEO who declined to receive any equity award in 2024), the LDEIC committee took into consideration the recommendations of our CEO, our recent financial results, Coursera’s performance, and each executive officer’s individual performance, as well as retention considerations. As we mature as a public company, we intend that our long-term incentive compensation program will continue to evolve to reflect our executive compensation philosophy and objective of rewarding strong performance with competitive and incentivizing compensation, which may include increasing the proportion of equity awards that vest based on performance or adjusting the metrics used for performance-based equity. We will continue to review the mix of PSUs and RSUs in future years with the goal of increasing the weighting of PSUs to align with market norms. We will also periodically review the PSU performance metric(s) and the length of the performance period.
Other Compensation Policies
Company Benefits
Coursera’s benefits are an important tool in our ability to attract and retain outstanding employees. As a business matter, we weigh the benefits we need to offer to remain competitive and attract and retain talented employees against the cost of the benefits. Benefit levels are reviewed periodically to ensure they are cost-effective and competitive and support the overall needs of Company employees. This section describes the benefits that Coursera provides to our executives.
Company-Sponsored Retirement Plan
The Coursera 401(k) Plan (the “401(k) Plan”) is a tax-qualified defined contribution plan that is designed to comply with the Employee Retirement Income Security Act of 1974, as well as federal and state legal requirements. The 401(k) Plan provides retirement benefits to eligible Coursera employees. Eligible employees, including Coursera’s executive officers, may elect to contribute to the 401(k) Plan through salary reduction up to the yearly maximum tax-deductible deferral allowed pursuant to applicable tax regulations. All participants’ interests in their deferrals are 100% vested when contributed under the plan. In 2022, we began providing a dollar-for-dollar Company matching contribution equal to up to 3% of a participant’s semi-monthly salary, up to a maximum of $2,500 annually. Contributions are allocated to each participant’s individual account under the 401(k) Plan and are invested in selected investment alternatives according to the participants’ directions.
We do not provide employees, including our executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans (pension plans), supplemental executive retirement plans, or nonqualified defined contribution plans.
Welfare and Health Benefits
We provide health and welfare benefits to our executive officers, on the same basis as all of our full-time employees. These benefits generally include health, dental, vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our executive officers.
Perquisites and Other Personal Benefits
We do not provide perquisites or other personal benefits to our executive officers.

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Employee Stock Purchase Plan
We maintain our 2021 Employee Stock Purchase Plan (“ESPP”), which is a tax-qualified employee stock purchase plan that offers all eligible employees, including Coursera’s executive officers, the opportunity to acquire an ownership interest in Coursera by purchasing shares of our common stock at a discount through the ESPP.
Employment Arrangements with our Named Executive Officers
We have extended and entered into written employment offer letters to each of our executive officers, including our CEO and our other NEOs. Each of these arrangements was approved on our behalf by our Board or the LDEIC committee, as applicable. We believe that these arrangements were appropriate to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate these individuals into the executive compensation structure, balancing both competitive and internal equity considerations. Each of these employment arrangements provides for “at will” employment and sets forth the initial compensation arrangements for the executive officer.
Post-Employment Compensation
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of Coursera, are essential to attracting and retaining highly qualified executive officers. We maintain a severance plan for certain eligible executives, including our NEOs (our “Executive Severance Plan”), pursuant to which they may become eligible to receive severance and change in control benefits in certain situations.
We believe that our Executive Severance Plan serves several key objectives by (i) incentivizing our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a change-in-control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction, (ii) creating an equitable program based on the executive’s level of responsibility and tenure, and (iii) reducing administrative costs by eliminating the need to negotiate separation payments and benefits on a case-by-case basis. For a summary of the material terms and conditions of our severance arrangements, as well as the post-employment compensation arrangements with our NEOs, see “—Potential Payments upon Termination or Change in Control” below.
Compensation Recovery Policy
We have long maintained a compensation recoupment policy. We amended our Senior Executive Compensation Recoupment Policy ("the clawback policy"), effective as of October 2, 2023, that provides for the recoupment of erroneously awarded incentive compensation paid to current and former executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements in accordance with the listing standards of the NYSE and Exchange Act Rule 10D-1. The clawback policy applies to compensation that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure and provides for the reimbursement or forfeiture by the executive officer of the excess portion of the compensation received by the executive officers during the three preceding fiscal years.
Insider Trading, Derivatives Trading, Hedging, and Pledging Policies
We have adopted a policy prohibiting our employees, including our executive officers, and Board members from speculating in our equity securities, including the use of short sales, “sales against the box”, or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps, and other similar or related arrangements, with respect to the securities that they hold. Finally, no employee, including an executive officer or Board member may acquire, sell, or trade in any interest or position relating to the future price of our equity securities.
Our policy also prohibits our employees, including our executive officers, and Board members from (i) pledging our common stock and (ii) trading shares of our common stock when the person is aware of material nonpublic information. Our policy further restricts

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directors, executive officers, and certain other employees determined to have potential access to insider information from trading in Company stock during predetermined closed periods.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of Internal Revenue Code of 1986, as amended, (the “Code”) generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain current and former executive officers. While our LDEIC committee considers tax deductibility as one factor in determining executive compensation, our LDEIC committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program, even if the awards are not deductible by us for tax purposes.
Taxation of Nonqualified Deferred Compensation
Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the LDEIC committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional taxes if they receive payments or benefits in connection with a change in control of Coursera that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability owed as a result of the application of Sections 280G or 4999 during 2022, and we have not agreed and are not otherwise obligated to provide any executive officers with such a “gross-up” or other reimbursement payment.
Accounting for Stock-Based Compensation
The LDEIC committee considers accounting implications when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard that governs the accounting treatment of stock-based compensation awards.
ASC 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and restricted stock units and awards for shares of our common stock to our executive officers, based on their fair values. The application of ASC 718 involves judgment in the determination of inputs into the Black-Scholes-Merton valuation model that we use to determine the fair value of stock options. These inputs are based upon assumptions as to the volatility of the underlying stock, risk free interest rates, and the expected life (term) of the stock options. As required under GAAP, we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value stock options granted in future periods may vary from the valuation assumptions we have used previously. For performance-based equity awards, we also must apply judgment in determining the periods when, and if, the related performance targets become probable of being met.
ASC 718 also requires us to recognize the compensation cost of our stock-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

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LDEIC Committee Report
The following report of the LDEIC committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Coursera, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.
The LDEIC committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon its review and those discussions, the LDEIC committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Leadership, Development, Equity, Inclusion, and Compensation Committee
Carmen Chang (Chair)
Amanda M. Clark
Susan W. Muigai
Scott D. Sandell

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth information concerning the total compensation of our NEOs in 2023, 2022, and 2021.

Name and Principal Position(1)	Fiscal Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Jeffrey N. Maggioncalda President, Chief Executive Officer, and Director	2023	400,000	—	—	206,500	315	606,815
	2022	400,000	28,619,477	—	105,325	315	29,125,117
	2021	400,000	2,260,346	2,446,721	272,300	315	5,379,682
Kenneth R. Hahn Senior Vice President, Chief Financial Officer, and Treasurer	2023	427,500	—	—	249,204	2,815	679,519
	2022	404,167	6,677,887	—	119,193	2,815	7,204,062
	2021	370,833	1,356,208	1,468,033	235,993	315	3,431,382
Leah F. Belsky Senior Vice President and Chief Revenue Officer	2023	426,000	—	—	351,876	2,815	780,691
	2022	397,333	9,539,826	—	299,117	2,815	10,239,091
	2021	337,500	1,130,173	1,223,361	350,794	315	3,042,143
Shravan K. Goli Senior Vice President and Chief Operating Officer	2023	473,000	—	—	312,558	2,815	788,373
	2022	451,583	9,539,826	—	110,072	2,815	10,104,296
Alan B. Cardenas Senior Vice President, General Counsel, and Secretary	2023	360,383	854,735	995,601	127,633	2,815	2,341,167
1.Mr. Goli became Senior Vice President and Chief Operating Officer in October 2022 and was not an NEO for 2021. Mr. Cardenas became Senior Vice President, General Counsel, and Secretary in May 2023 and was not an NEO for 2022 or 2021.
2.The amounts shown in this column reflect the base salary earned during the applicable year. The 2023 base salary for Mr. Cardenas reflects a prorated increase from $334,544 to $380,000, effective May 24, 2023, in connection with his promotion to General Counsel. The 2023 base salary for Mr. Hahn reflects a prorated merit increase from $410,000 to $431,000, effective March 1, 2023. The 2022 base salary for Mr. Goli reflects a prorated increase from $450,000 to $473,000 in connection with his promotion to Senior Vice President and Chief Operating Officer, effective October 1, 2022. The 2022 base salary for Ms. Belsky reflects a prorated increase from $400,000 to $426,000 in connection with her promotion to Senior Vice President and Chief Revenue Officer, effective October 1, 2022. For additional information see “Compensation Discussion and Analysis—Compensation Elements—Base Salary”.
3.The amounts shown in this column do not reflect the dollar amount actually received by the NEO, instead they represent the aggregate grant date fair value of awards granted to each NEO under our equity incentive plans, computed in accordance with ASC 718. See the notes to our audited consolidated financial statements and related notes in our Annual Report, for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards.
4.The amounts in this column represent the applicable NEO’s total annual performance-based cash bonus. See “Compensation Discussion and Analysis—Compensation Elements— Annual Cash Bonus Opportunity” for additional information regarding the bonus payments for the year ended December 31, 2023.
5.All other compensation for 2023 and 2022 consists of (a) $315 of life insurance premiums paid by us during such year for the benefit of the applicable NEO and (b) matching contributions in the amount of $2,500 for each such year under the Coursera 401(k) Plan made by us to the applicable NEO’s account under such plan (except for Mr. Maggioncalda). All other compensation for 2021 consists of $315 of life insurance premiums paid by us during 2021 for the benefit of the applicable NEO.

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Grant of Plan-Based Awards
The following table presents information regarding grants of plan-based awards to each of our NEOs during the year ended December 31, 2023:

Name	Grant Date	All other Stock Awards: Number of Shares of Stock or Units(2) (#)	All other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value per Share of Stock Awards(3) ($)

Alan B. Cardenas(1)	6/27/2023	67,568	—	12.65
Alan B. Cardenas(1)	6/27/2023	—	135,136	7.37
1.Represents plan-based awards received by Mr. Cardenas in connection with his promotion to General Counsel in May 2023.
2.Represents the number of shares underlying the RSUs granted on the date specified.
3.Represents the grant date fair value per share of RSUs and stock options granted during 2023, calculated in accordance with ASC 718. For information on the assumptions used in the calculations of these amounts, refer to Note 12 of our audited consolidated financial statements contained in our Annual Report.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards for each of our NEOs as of December 31, 2023:

				Stock Option Awards			Stock Awards
Name	Date Granted	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

Jeffrey N. Maggioncalda	7/13/2017(1)	2,270,874	(2)	—	2.56	7/13/2027	—	—
	11/18/2020(1)	452,083		247,917	15.17	11/18/2030	—	—
	11/18/2020(3)	—		—	—	—	124,875	2,418,829
	11/30/2021(4)	81,651		69,089	29.99	11/30/2031	—	—
	11/30/2021(5)	—		—	—	—	42,396	821,211
	9/30/2022(8)	—		—	—	—	1,825,222	35,354,550
Kenneth R. Hahn	5/19/2020(1)	715,217		130,209	6.06	5/19/2030	—	—
	12/7/2020(6)	—		—	—	—	45,000	871,650
	11/30/2021(4)	41,453		48,991	29.99	11/30/2031	—	—
	11/30/2021(5)	—		—	—	—	25,438	492,734
	9/30/2022(8)	—		—	—	—	425,886	8,249,412

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			Stock Option Awards			Stock Awards
Name	Date Granted	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

Leah F. Belsky	7/11/2018(1)	14,584	—	2.23	7/11/2028	—	—
	8/29/2018(1)	16,667	—	2.23	8/29/2028	—	—
	8/27/2019(1)	33,479	—	6.3	8/27/2029	—	—
	8/18/2020(1)	36,438	26,500	7.91	8/18/2030	—	—
	8/18/2020(7)	—	—	—	—	9,938	192,499
	12/7/2020(6)	—	—	—	—	101,250	1,961,213
	11/30/2021(4)	34,544	40,826	29.99	11/30/2031	—	—
	11/30/2021(5)	—	—	—	—	21,198	410,605
	9/30/2022(8)	—	—	—	—	608,408	11,784,863
Shravan K. Goli	5/15/2018(1)	131,251	—	2.23	5/15/2028	—	—
	8/18/2020(1)	37,926	20,000	7.91	8/18/2030	—	—
	8/18/2020(7)	—	—	—	—	7,500	145,275
	12/7/2020(6)	—	—	—	—	73,125	1,416,431
	11/30/2021(4)	27,635	32,661	29.99	11/30/2031	—	—
	11/30/2021(5)	—	—	—	—	16,959	328,496
	9/30/2022(8)	—	—	—	—	608,408	11,784,863
Alan B. Cardenas	10/07/2021(9)	—	—	—	—	24,172	468,212
	4/28/2022(10)	—	—	—	—	28,627	554,505
	10/31/2022(8)	—	—	—	—	55,806	1,080,962
	6/27/2023(11)	—	—	—	—	59,122	1,145,193
	6/27/2023(12)	16,892	118,244	12.65	6/27/2033	—	—
1. 25% of the total number of shares of stock subject to this option vested on the first anniversary of the vesting commencement date (as defined in the stock option agreement) and 1/48th of the total number of shares of stock subject to the option will vest in monthly installments for 36 months thereafter, subject to the Named Executive Officer’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
2.Out of 2,270,874 shares, 1,389,673 shares are held by Mr. Maggioncalda’s spouse, 272,727 shares are held by the Maggioncalda Family Trust of 2022, for which Mr. Maggioncalda’s spouse and child serve as trustees, and 181,818 shares are held by the Jeffrey N. Maggioncalda Trust of 2022, for which Mr. Maggioncalda serves as a trustee.
3.These RSUs were granted subject to a service-based vesting condition as well as a liquidity event vesting condition. The liquidity event vesting condition was satisfied on the closing of our IPO. As a result, 25% of the RSUs vested on May 15, 2022, with the remaining 75% of the RSUs vesting in 12 equal quarterly installments thereafter, subject to the NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.

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4. 25% of the total number of shares subject to this option vested on February 15, 2023, with the remaining 75% of the shares subject to this option vesting in 36 equal monthly installments thereafter, subject to the NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
5. 25% of the RSUs vested on February 15, 2023, with the remaining 75% of the RSUs vesting in 12 equal quarterly installments thereafter, subject to the NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
6.These RSUs were granted subject to a service-based vesting condition as well as a liquidity event vesting condition. The liquidity event vesting condition was satisfied on the closing of our IPO. As a result, 25% of the RSUs vested on May 15, 2023, with the remaining 75% of the RSUs vesting in eight equal quarterly installments thereafter, subject to the NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
7.These RSUs were granted subject to a service-based vesting condition as well as a liquidity event vesting condition. The liquidity event vesting condition was satisfied on the closing of our IPO. As a result, 25% of the RSUs vested on August 15, 2021, with the remaining 75% of the RSUs vesting in 12 equal quarterly installments thereafter, subject to the NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
8. 6.25% of the RSUs vested on November 15, 2022, with the remaining 93.75% vesting in 15 equal quarterly installments thereafter, subject to the named NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
9. 25% of the RSUs vested on August 15, 2022, with the remaining 75% of the RSUs vesting in 12 equal quarterly installments thereafter, subject to the NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
10. 25% of the RSUs vested on February 15, 2023, with the remaining 75% of the RSUs vesting in 12 equal quarterly installments thereafter, subject to the NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
11. 6.25% of the RSUs vested on August 15, 2023, with the remaining 93.75% vesting in 15 equal quarterly installments thereafter, subject to the NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
12. 6.25% of the total number of shares subject to this option vested on August 15, 2023, with the remaining 93.75% of the shares subject to this option vesting in 15 equal quarterly installments thereafter, subject to the NEO’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.
Stock Option Exercises and Stock Vested
The following table provides information about the exercise of stock options and vesting of stock awards for each of our NEOs during the year ended December 31, 2023:

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jeffrey N. Maggioncalda	1,435,001	20,043,931	779,941	12,271,174
Kenneth R. Hahn	112,911	1,480,803	209,652	3,252,982
Leah F. Belsky	130,000	717,226	329,726	5,085,994
Shravan K. Goli	530,845	6,589,492	301,303	4,667,111
Alan B. Cardenas	—	—	64,815	1,034,893

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Equity Compensation Plan Information
The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants, and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2023.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b) ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	29,526,184	2.66(2)	16,913,085(3)
Equity compensation plans not approved by security holders	—	—	—
Total	29,526,184	2.66(2)	16,913,085(3)
1.Includes the 2021 Plan, but does not include future rights to purchase common stock under the 2021 ESPP, which depend on a number of factors described in the ESPP and will not be determined until the end of the applicable purchase period.
2.The weighted-average exercise price takes into account 18,361,046 shares under approved plans issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted average exercise price solely with respect to options outstanding under the approved plans is $7.03.
3.Represents 12,605,201 shares available for future issuance under the 2021 Plan and 4,307,884 shares available for future issuance under the ESPP as of December 31, 2023. The 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year for a period of ten years beginning in 2023, equal to the lesser of (x) 5% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (y) such lesser amount that our Board determines for purposes of the annual increase for that fiscal year. As of January 1, 2024, the 2021 Plan was increased by 7,766,026 shares pursuant to such evergreen provision. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock available for purchase under such plan shall be increased on the first day of each year for a period of ten years beginning in 2022, equal to the least of (x) 1% of the number of shares of common stock outstanding on such date, (y) 11,000,000 shares, or (z) a lesser amount determined by our Board. As of January 1, 2024, the ESPP was increased by 1,553,205 shares pursuant to such evergreen provision.
Employment Arrangements with our Named Executive Officers
We have entered into employment offer letters with each of our NEOs, each of which are included as exhibits to our Annual Report. Each of these offer letters provide for at-will employment. In filling each of our executive positions, we recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate these individuals into the executive compensation structure, balancing both competitive and internal equity considerations. In addition, each of our executive officers are eligible to receive severance and change in control benefits under the terms of our Executive Severance Plan described in the “Potential Payments upon Termination or Change in Control” section below.
Potential Payments upon Termination or Change in Control
Executive Severance Plan
On and effective as of January 5, 2021, we adopted an Executive Severance Plan (the “Executive Severance Plan”) applicable to our CEO and certain members of our executive management team who report directly to our CEO (including each of our NEOs) that provides severance and change in control benefits as described below.
Outside of a change in control. Under the Executive Severance Plan, if an executive officer’s employment is terminated by us without “cause” (as defined in the Executive Severance Plan) outside of a “change in control” (as defined in the Executive Severance Plan), and provided that the executive officer delivers a signed release of claims in our favor that becomes effective and irrevocable within sixty

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(60) days of termination of employment and complies with all applicable restrictive covenants and contractual obligations, the executive officer will be entitled to (i) a lump sum payment equal to the sum of (A) six (6) months of the current annual base salary plus (B) an additional week of the current annual base salary for every full year of employment with us prior to termination, payable on the first business day after the sixtieth (60th) day following the executive officer’s termination of employment, and (ii) if the executive officer elects to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for the executive officer and the executive officer’s eligible dependents, payment by us of the COBRA premium for a period of six (6) months following the executive officer’s termination of employment.
In connection with a change in control. If any executive officer’s employment is terminated (i)(A) by the executive officer with “good reason” (as defined in the Executive Severance Plan), or (B) by us without “cause” and (ii) such termination occurs within three (3) months prior to or twelve (12) months following a “change of control” (as such terms are defined in the Executive Severance Plan), and provided that the executive officer delivers a signed release of claims in our favor that becomes effective and irrevocable within sixty (60) days following the later of termination of employment and the change of control, as applicable, and complies with all applicable restrictive covenants and contractual obligations, the executive officer will be entitled to receive:
•a lump sum payment equal to the sum of (i) six (6) months of the current annual base salary, plus (ii) an additional week of the current annual base salary for every full year of employment with us prior to termination, plus (iii) the amount of any earned but unpaid bonus attributable to the fiscal year preceding the year in which the termination of employment occurs, plus (iv) a lump sum payment equal to 100% of the current target annual cash bonus pro-rated for the number of days in the calendar year that have elapsed prior to the change of control;
•if the executive officer elects to continue health insurance coverage under COBRA for the executive officer and the executive officer’s eligible dependents, payment by us of the COBRA premium for a period of six (6) months following the executive officer’s termination of employment; and
•full acceleration of service-based vesting of all outstanding equity compensation awards.
In addition, in the event any of the payments or benefits provided for under the Executive Severance Plan or that are otherwise paid or will become payable to an executive officer would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of such payments and benefits or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.
The Executive Severance Plan has an initial term ending on the third anniversary of its effective date, and automatically renews for successive additional terms of three years unless terminated or amended by the LDEIC committee at the end of the initial term or additional term, as applicable. If a change of control occurs when there are fewer than 12 months remaining in the term, then the term extends automatically through the date that is 12 months following the change of control.
Other Severance Arrangements
The Executive Severance Plan provides that, to the extent that an eligible executive officer participates in any other plan or has entered into another agreement with us that also provides for one or more of the severance benefits provided under the Executive Severance Plan, then with respect to each such payment or benefit, the executive officer will be entitled to receive either (i) such payment or benefit under such other agreement, or (ii) the payment or benefit provided under the Executive Severance Plan, whichever of the foregoing results in the receipt by the executive officer on an after-tax basis of the greater payment or benefit, and provided that the executive officer does not receive any duplication of payments or benefits.
The benefits under the Executive Severance Plan are generally more favorable than the executive officer’s respective offer letters and therefore would generally control. However, in the event of Mr. Maggioncalda’s termination outside of a change in control event, the cash severance benefits he would be entitled to receive are generally more favorable under his offer letter dated June 1, 2017 (the “Maggioncalda Employment Agreement”) than under the Executive Severance Plan. The Maggioncalda Employment Agreement provides

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that if he is terminated by us without “cause” or experiences a “constructive termination” (as such terms are defined in the Maggioncalda Employment Agreement), and provided that he delivers a signed release of claims in our favor that becomes effective and irrevocable within sixty (60) days of his termination of employment, Mr. Maggioncalda will be entitled to a lump sum payment equal to the sum of twelve (12) months of his then current annual base salary plus his full target bonus for the calendar year of his termination.
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment, assuming such NEO’s termination of employment with us occurred on December 31, 2023 and where relevant, that a change in control occurred on December 31, 2023.

	Upon a Termination Without Cause - No Change of Control				Upon a Termination Without Cause or for Good Reason - Change of Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)(2)	Value of Accelerated Vesting ($)	Total ($)	Cash Severance ($)(3)	Continuation of Medical Benefits ($)(2)	Value of Accelerated Vesting ($)(4)	Total ($)

Jeffrey N. Maggioncalda	652,000	13,013	—	665,013	652,000	13,013	39,635,841	40,300,854
Kenneth R. Hahn	238,413	18,742	—	257,155	537,663	18,742	11,346,878	11,903,283
Leah F. Belsky	253,962	18,742	—	272,704	679,962	18,742	14,652,870	15,351,574
Shravan K. Goli	281,981	6,543	—	288,524	660,381	6,543	13,904,265	14,571,189
Alan B. Cardenas	194,052	14,621	—	208,673	374,244	14,621	794,600	1,183,465
1.For Mr. Maggioncalda, the cash severance amount represents the value of 12 months of annual base salary plus his 2023 target cash bonus, pursuant to the Maggioncalda Employment Agreement. For all other NEOs, the cash severance amount represents the value of 6 months of such executive’s annual base salary plus an additional week of such executive’s then current annual base salary for every full year of employment with us prior to termination, pursuant to the Executive Severance Plan. As of December 31, 2023, the length of employment for the NEOs was as follows: 3 years for Mr. Hahn; 5 years for each of Ms. Belsky and Mr. Goli; and 2 years for Mr. Cardenas.
2.Represents the value of 6 months of the applicable NEO’s COBRA premium based on the NEO’s coverage elections as of December 31, 2023 and the cost of coverage for 2023.
3.For Mr. Maggioncalda, the cash severance amount represents the value of 12 months of annual base salary plus his 2023 target cash bonus, pursuant to the Maggioncalda Employment Agreement. For all other NEOs, the cash severance amount represents the value of 6 months of such executive’s annual base salary, an additional week of such executive’s then current annual base salary for every full year of employment with us prior to termination, and the executive’s 2023 target cash bonus.
4.Represents the value of the applicable NEO’s accelerated equity compensation awards as of December 31, 2023, based on a closing price of $19.37 per share of our common stock on December 29, 2023.
Nonqualified Deferred Compensation
None of our NEOs participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board or the LDEIC committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

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CEO Pay Ratio
As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of Jeffrey N. Maggioncalda, our President, CEO, and Director, and the median of the annual total compensation of all our employees (other than Mr. Maggioncalda) for 2023:
•The median of the annual total compensation of our employees (other than Mr. Maggioncalda) for 2023 was $178,059. Mr. Maggioncalda’s annual total compensation for 2023, as reported in the 2023 Summary Compensation Table above, was $606,815.
Based on the above, the ratio of our CEO's annual total compensation for 2023 to the median of the annual total compensation of our employees for 2023 was 3 to 1. We believe this pay ratio to be a reasonable estimate, calculated in a manner consistent with SEC rules. Please note that this pay ratio is significantly lower than we anticipate may be the case in future years because our CEO, Mr. Maggioncalda, did not receive an equity award in 2023.
Methodology. The methodology and the material assumptions, adjustments, and estimates used to identify the median of the annual total compensation of all our employees for 2023 were based on the following:
•The median of the annual total compensation of all our employees was determined from all full-time, part-time, seasonal, and temporary employees as of December 31, 2023, the last day of our fiscal year (the “Determination Date”). We determined that, as of December 31, 2023, the global employee population of our Company, including our consolidated subsidiaries, consisted of 1,260 employees (other than our CEO), with 645 located in the U.S, and 615 located outside the U.S. in Australia, Bulgaria, Canada, France, Germany, India, Saudi Arabia, Singapore, the United Arab Emirates, and the United Kingdom. In addition, we have 35 personnel retained by professional employer organizations and staffing agencies in certain international locations, who are not considered employees and accordingly not included in our employee population for purposes of determining the median employee. We did not include these or any other contractors or other non-employee workers in our employee population.
•To identify our median employee, we used a consistently applied compensation measure consisting of the actual base salary, the actual annual short-term incentive compensation, and the grant date fair value of equity awards granted to our employees for the 12-month period from January 1, 2023 through December 31, 2023. We annualized the base salaries for all permanent employees who did not work for the entire measurement period. We selected the foregoing compensation elements because they represented our principal broad-based compensation elements.
•Payments made in currencies other than U.S. dollars were converted to U.S. dollars using the applicable currency exchange rate in effect as of December 31, 2023. We did not make any cost-of-living adjustments.
Using this approach, we identified the individual at the median of our employee population who was the best representative of our employee population. The individual was a full-time employee based in the U.S. We calculated this employee’s 2023 annual total compensation using the same methodology that we use for determining the annual total compensation of our NEOs as reported in the 2023 Summary Compensation Table above.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices.

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Pay Versus Performance
As discussed in our Compensation Discussion and Analysis, our executive compensation program is designed to reflect a strong focus on pay-for-performance to align our executives’ interests with those of our stockholders. As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between NEOs’ “compensation actually paid” (computed in accordance with Item 402(v) of Regulation S-K) and certain financial performance of Coursera. Use of the term “compensation actually paid” is required by the SEC’s rules, and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below. The LDEIC committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
The following table sets forth certain information with respect to Coursera’s financial performance and the compensation paid to our NEOs for the years ended December 31, 2023, 2022, and 2021. Since Coursera completed its initial public offering in 2021, data from fiscal year 2020 is excluded from the disclosure.

Pay Versus Performance
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid for PEO(1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid for Non-PEO NEOs(1)(3) ($)	Value of Initial Fixed $100 Investment Based On:		Net Loss(6) ($)	Company-Selected Measure: Revenue(7)
					Total Stockholder Return(4) ($)	Peer Group Total Stockholder Return(5) ($)

2023	606,815	21,167,681	1,147,438	6,956,657	43	122	(116,554,000)	653,764,000
2022	29,125,117	19,912,519	8,187,742	3,365,035	26	77	(175,357,000)	523,756,000
2021	5,379,682	9,345,753	3,236,763	7,134,050	54	120	(145,215,000)	415,287,000
1.Mr. Maggioncalda served as our CEO, our principal executive officer (“PEO”) for the entirety of the years ended December 31, 2021, 2022, and 2023. Our non-PEO NEOs for the year ended December 31, 2023 were Mr. Hahn, Ms. Belsky, Mr. Goli, and Mr. Cardenas, for the year ended December 31, 2022 were Mr. Hahn, Ms. Belsky, Mr. Goli, and Mr. Jacquet, and for the year ended December 31, 2021 were Mr. Hahn and Ms. Belsky.
2.Represents the amount of “compensation actually paid” to Mr. Maggioncalda, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Maggioncalda during the applicable year. Rather, in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Maggioncalda’s total compensation for 2023 to determine the compensation actually paid:

PEO
		2023	2022	2021

	Summary Compensation Table - Total Compensation	$606,815	$29,125,117	$5,379,682
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in 2023*	—	28,619,477	4,707,067
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in 2023*	—	29,444,148	3,651,103
+	Year-over-Year Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Years*	16,824,901	(9,103,920)	291,279
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in 2023 that Vested During Fiscal 2023*	—	2,324,665	—
+	Year-over-Year Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Years for Which Applicable Vesting Conditions Were Satisfied During 2023*	3,735,965	(3,258,014)	4,730,756

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PEO
		2023	2022	2021

—	Fair Value as of Prior Year-End of Stock Awards and Option Awards Granted in Prior Years that Failed to Meet Applicable Vesting Conditions During 2023*	—	—	—
=	Compensation Actually Paid for 2023	$21,167,681	$19,912,519	$9,345,753
*    Equity values are calculated in accordance with ASC 718, and the valuation methodology used to calculate fair values did not materially differ from those disclosed at the time of grant.
3.Represents the average amount of “compensation actually paid” to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. Rather, in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to their total compensation for 2023 to determine the compensation actually paid.

Non-PEO NEO Average
		2023	2022	2021

	Summary Compensation Table - Total Compensation	$1,147,438	$8,187,742	$3,236,763
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in 2023*	462,584	7,631,863	2,588,888
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in 2023*	672,284	7,769,994	2,008,107
+	Year-over-Year Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Years*	4,317,537	(4,476,006)	313,218
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During 2023*	91,349	716,762	—
+	Year-over-Year Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Years For Which Applicable Vesting Conditions Were Satisfied During 2023*	1,190,633	(1,201,594)	4,164,850
—	Fair Value as of Prior Year-End of Stock Awards and Option Awards Granted in Prior Years that Failed to Meet Applicable Vesting Conditions During 2023*	—	—	—
=	Compensation Actually Paid for 2023	$6,956,657	$3,365,035	$7,134,050
*    Equity values are calculated in accordance with ASC 718, and the valuation methodology used to calculate fair values did not materially differ from those disclosed at the time of grant.
4.In accordance with Item 402(v) of Regulation S-K , the comparison assumes $100 was invested in our common stock as of the close of the day of our IPO on March 31, 2021. Historic stock price performance is not necessarily indicative of future stock price performance.
5.The Total Stockholder Return (“TSR”) Peer Group consists of the S&P North American Technology Software Index, an independently prepared index. The amount for 2021 in this column has been corrected from the disclosure contained in our 2023 definitive proxy statement.
6.Net loss amounts reported on a GAAP basis.
7.As noted in our Compensation Discussion and Analysis, for 2023, our LDEIC committee determined that revenue growth continues to be viewed as a key metric of our business performance and aligned with long-term stockholder value creation.

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Tabular List
As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. The following list presents the financial and other performance measures that Coursera considers to have been the most important measures used to link the compensation actually paid to our NEOs, for 2023, to Coursera’s performance (each as defined and described in the “Compensation Discussion and Analysis” section above):
•Revenue
•Enterprise Bookings
•New Student Degree Revenue
Description of Relationship Between Pay and Performance
"Compensation actually paid" in the tables above is calculated pursuant to SEC rules and reflects cash compensation actually paid as well as changes to the fair values of equity awards during the applicable fiscal years based on year-end or vesting date stock prices, various accounting valuation assumptions, and projected performance modifiers, and does not reflect the actual amounts earned by our NEOs. Compensation actually paid fluctuates annually largely due to the change in our stock price from year to year as well as varying levels of actual achievement of performance goals.
Because "compensation actually paid" set forth in the tables above does not reflect the actual amount earned by our NEOs, we do not use this measure for understanding how NEO pay aligns with our company performance. For a discussion of how our compensation committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this Proxy Statement and in last year’s proxy statement filed with the SEC.
The following graphs show the relationship of compensation actually paid, as calculated under the SEC rules, to our PEO and non-PEO NEOs for 2023, 2022 and 2021 to (1) the total stockholder return for Coursera and for the S&P North American Technology Software Index (our TSR Peer Group), (2) our net loss, and (3) our revenue.

Compensation Actually Paid vs.TSR
Compensation Actually Paid ($000)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Value of Initial $100 Investment (TSR)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$9,346
$7,134
$54
$120
$19,913
$3,365
$26
$77
$21,167
$6,956
$43
$122
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Stockholder Return
Peer Group Total Stockholder Return

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Compensation Actually Paid vs. Net Loss
Compensation Actually Paid ($000)
Net Loss ($ millions)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$0
-$20
-$40
-$60
-$80
-$100
-$120
-$140
-$160
-$180
-$200
$9,346
$7,134
-$145
$19,913
$3,365
-$175
$21,167
$6,956
-$117
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Loss

Compensation Actually Paid vs. Revenue
Compensation Actually Paid ($000)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Revenue ($ millions)
$800
$700
$600
$500
$400
$300
$200
$100
$0
$9,346
$7,134
$415
$19,913
$3,365
$524
$21,167
$6,956
$636
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Selected Measure – Revenue

Coursera	67	2024 Proxy Statement

Proposal 2: Non-Binding Advisory Vote to Approve Coursera’s Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. As described under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our executive officers, who are critical to our success. Under these programs, our executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2023 compensation of our NEOs.
We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our NEOs as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we ask our stockholders to vote for the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure).”
Because this vote is advisory, it will not be binding upon the Board or the LDEIC committee and may not be construed as overruling any decision by the Board or the LDEIC committee. However, the LDEIC committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.

VOTE The Board of Directors Recommends Voting “FOR” the Approval, on a Non-Binding Advisory Basis, of the Compensation Paid to our Named Executive Officers.

Coursera	68	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of February 29, 2024 as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our NEOs listed in the Summary Compensation Table for 2023, (3) each of our directors and director nominees, and (4) all of our current directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including stock options and warrants, that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 157,121,589 shares of common stock outstanding as of February 29, 2024.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable, or RSUs that vest, in each case, within 60 days of February 29, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o Coursera, Inc., 381 E. Evelyn Avenue, Mountain View, California 94041, and the person listed has sole voting and dispositive power over the shares reported.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
NEOs and Directors:

Leah F. Belsky(1)	329,640	*
Alan B. Cardenas(2)	41,339	*
Carmen Chang(3)	2,233,692	1.4
Amanda M. Clark	41,691	*
Shravan K. Goli(4)	262,865	*
Kenneth R. Hahn(5)	918,967	*
Jeffrey N. Maggioncalda(6)	3,191,799	2.0
Christopher D. McCarthy	9,777	*
Theodore R. Mitchell(7)	162,225	*
Susan W. Muigai	—	*
Andrew Y. Ng(8)	7,466,888	4.7
Scott D. Sandell(9)	12,883,119	8.2
Sabrina L. Simmons(10)	161,023	*

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
NEOs and Directors:

All current executive officers and directors as a group (14 persons)(11)	25,721,227	15.9
5% Stockholders:
Baillie Gifford & Co.(12)	24,156,815	15.4	15.5
BlackRock, Inc.(13)	9,274,720	5.9
Entities affiliated with New Enterprise Associates 13, Limited Partnership(14)	12,867,769	8.2	8.4
The Vanguard Group(15)	11,151,684	7.1
*    Represents beneficial ownership of less than 1%.
1.Includes options to purchase 155,243 shares of common stock that are exercisable within 60 days of February 29, 2024.
2.Includes options to purchase 25,338 shares of common stock that are exercisable within 60 days of February 29, 2024.
3.Includes 2,205,883 shares of common stock held by NEA 17 (as defined below). See footnote (14) below.
4.Includes options to purchase 159,334 shares of common stock that are exercisable within 60 days of February 29, 2024.
5.Includes options to purchase 858,374 shares of common stock that are exercisable within 60 days of February 29, 2024.
6.Includes (i) options to purchase 771,127 shares of common stock that are exercisable within 60 days of February 29, 2024, held by Mr. Maggioncalda, (ii) options to purchase 1,389,673 shares of common stock that are exercisable within 60 days of February 29, 2024, held by Anne Maggioncalda, Mr. Maggioncalda’s spouse, (iii) options to purchase 181,818 shares of common stock that are exercisable within 60 days of February 29, 2024, held by the Jeffrey N. Maggioncalda Trust of 2022 (the “Maggioncalda Trust”), for which Mr. Maggioncalda serves as a trustee, and (iv) options to purchase 272,727 shares of common stock, held by the Maggioncalda Family Trust of 2022 (the “Family Trust”), for which Mr. Maggioncalda’s spouse and child serve as trustees. Mr. Maggioncalda may be deemed to indirectly beneficially own shares of common stock held by his spouse, the Maggioncalda Trust, and the Family Trust.
7.Includes options to purchase 146,875 shares of common stock that are exercisable within 60 days of February 29, 2024.
8.Includes options to purchase 400,000 shares of common stock that are exercisable within 60 days of February 29, 2024.
9.Includes (i) 2,205,883 shares of common stock held by NEA 17 (as defined below), and (ii) 10,661,886 shares of common stock held by NEA 13 (as defined below). Mr. Sandell may be deemed to indirectly beneficially own shares of common stock held by NEA 17 and NEA 13. See footnote (14) below.
10.Includes options to purchase 150,000 shares of common stock that are exercisable within 60 days of February 29, 2024.
11.Consists of (i) 21,062,661 shares beneficially owned, directly or indirectly, by our current executive officers and directors and (ii) options to purchase 4,658,566 shares of common stock that are exercisable within 60 days of February 29, 2024.
12.According to Amendment No. 2 to Schedule 13G filed on January 30, 2024, by Baillie Gifford & Co., Baillie Gifford & Co. has sole voting power over 21,853,848 shares of common stock and sole dispositive power over 24,156,815 shares of common stock. The shares of common stock are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, employee benefit plans, pension funds or other institutional clients. The principal business address of Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.
13.According to a Schedule 13G filed on January 29, 2024, by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power over 9,132,042 shares of common stock, and sole dispositive power over 9,274,720 shares of common stock. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001.
14.According to Amendment No. 1 to Schedule 13G filed on February 14, 2024 by New Enterprise Associates 13 LP (“NEA Partners 13”), (i) includes 10,661,886 shares of common stock over which New Enterprise Associates 13, L.P. (“NEA 13”) is the direct beneficial owner and (ii) 2,205,883 shares of common stock over which New Enterprise Associates 17, L.P. (“NEA 17”) is the direct beneficial owner. Mr. Sandell is a manager of NEA 13 GP, LLC (“NEA 13 GP”), which is the sole general partner of NEA Partners 13. NEA Partners 13 is the sole general partner of NEA 13. Ms. Chang and Mr. Sandell are managers of NEA 17 GP, LLC, which is the sole general partner of NEA Partners 17, L.P. (“NEA Partners 17”). NEA Partners 17 is the sole general partner of NEA 17. Mr. Sandell is also a manager of NEA 13 GP, LLC (“NEA 13 GP”), which is the sole general partner of NEA Partners 13, L.P. (“NEA Partners 13”). NEA Partners 13 is the sole general partner of NEA 13. The managers of NEA 13 and NEA 17 share voting and dispositive power over the shares held directly by NEA 13 and NEA 17, respectively. The address of the principal business office of each of the above entities is 1954 Greenspring Drive, Suite, 600, Timonium, MD 21093.
15.According to Amendment No. 1 to Schedule 13G filed on February 13, 2024, by The Vanguard Group (“Vanguard”), Vanguard has shared voting power over 242,240 shares of common stock, sole dispositive power over 10,796,398 shares of common stock, and shared dispositive power over 355,286 shares of common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

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Report of the Audit Committee
The audit committee operates under a written charter adopted by Coursera’s board of directors. A link to the audit committee charter is available on our website at https://investor.coursera.com/ under the heading “Governance — Governance Documents.” All members of the audit committee meet the independence standards established by the NYSE.
In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of Coursera’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of Coursera’s annual consolidated financial statements with GAAP. It is not the duty of the audit committee to plan or conduct audits, to determine that Coursera’s annual consolidated financial statements are complete and accurate and are in accordance with GAAP, or to assess or determine the effectiveness of its internal control over financial reporting.
Within this framework, the audit committee has reviewed and discussed Coursera’s audited consolidated financial statements as of and for the year ended December 31, 2023 with management and Deloitte & Touche LLP, Coursera’s independent registered public accounting firm. The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Coursera’s Annual Report on Form 10-K for the year ended December 31, 2023.
Audit Committee
Sabrina L. Simmons (Chair)
Amanda M. Clark
Theodore R. Mitchell
The information contained in this Report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Coursera under the Exchange Act or the Securities Act unless and only to the extent that Coursera specifically incorporates it by reference.

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Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee has selected Deloitte & Touche LLP (Deloitte & Touche) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte & Touche has served as our independent public accounting firm since 2013. Representatives of Deloitte & Touche are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table provides the aggregate fees for services provided by Deloitte & Touche for the years set forth below:

VOTE The Board of Directors Recommends a Vote “FOR” the Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

	Year ended December 31,
	2023 ($ in thousands)	2022 ($ in thousands)

Audit Fees(1)	2,140	2,327
Tax Fees(2)	288	563
All Other Fees(3)	2	2
Total	2,430	2,892
1.Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, statutory and regulatory filings or engagements, and consents issued in connection with SEC filings.
2.Tax fees consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state, and international income tax and indirect tax compliance.
3.All other fees consist of fees related to a research tool subscription.

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Pre-approval Policies and Procedures
Our audit committee has implemented a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.
Stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our Company and our stockholders.

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Other Matters
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4, and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2023, except that, due to administrative error, a late Form 4 filing was filed for Michele M. Meyers on March 29, 2023 with respect to equity grants received by her on March 24, 2023.
Stockholder Proposals and Business for the 2025 Annual Meeting
To be considered for inclusion in the Coursera’s proxy statement for the 2025 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than November 29, 2024. Proposals should be sent to our Secretary at Coursera, Inc., 381 E. Evelyn Avenue, Mountain View, California 94041. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail – Return Receipt Requested.
A stockholder proposal not included in the proxy statement for the 2025 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2025 annual meeting of stockholders, notice must be received between November 29, 2024 and December 29, 2024. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Coursera’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 22, 2025. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

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Other Business
Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by internet or telephone.
By Order of the Board of Directors,
Alan B. Cardenas
Senior Vice President, General Counsel, and Secretary
Mountain View, California
March 28, 2024
Stockholders may request a printed copy of this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2023 by writing to our Secretary, Coursera, Inc., 381 E. Evelyn Avenue, Mountain View, California 94041. The request must include a representation by the stockholder that, as of April 1, 2024, the stockholder was entitled to vote at the Annual Meeting. This Proxy Statement and our 2023 Annual Report are also available at https://investor.coursera.com and www.proxyvote.com.

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SCAN TO VIEW MATERIALS & VOTE

COURSERA, INC.
381 E. EVELYN AVE.
MOUNTAIN VIEW, CALIFORNIA 94041

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COUR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42305-P05694

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COURSERA, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Jeffrey N. Maggioncalda
02) Susan W. Muigai
03) Sabrina L. Simmons

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.

	For	Against	Abstain
3. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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